IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
GOHEALTH, INC., et al.,[1]	)	Case No. 26-10914 (TMH)
)
Debtors.	)	(Jointly Administered)
)
	) )	Re: Docket Nos. 5, 7, 57, 116, 126, 140, 141, 146, 147, 148 & 149

FINDINGS OF FACT,
CONCLUSIONS OF LAW, AND ORDER (I) APPROVING
THE DISCLOSURE STATEMENT FOR, AND CONFIRMING, THE
AMENDED JOINT PREPACKAGED CHAPTER 11 PLAN OF GOHEALTH, INC.
AND ITS DEBTOR AFFILIATES AND (II) GRANTING RELATED RELIEF

The above-captioned debtors and debtors in possession (collectively, the “Debtors”),2 having, in each case in accordance with chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Local Rules of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”):
a.distributed, on or about May 15, 2026 (the “Key Stakeholder Ballot Distribution Date”), preliminary Solicitation Packages (as defined herein) and Ballots (as defined herein) to certain key stakeholders, comprising the Consenting Lenders and certain Holders of Interests in Class 6 (GoHealth Holdings Interests) and Class 8 (GoHealth, Inc. Class A Common Stock) (the “Key Stakeholders”);3
1    The Debtors in these chapter 11 cases, along with the last four digits of the Debtors’ federal tax identification numbers, are: GoHealth, Inc. (3805); Blizzard Midco, LLC (3732); Connected Benefits, LLC (2162); e-TeleQuote Insurance, Inc. (2336); ETQ Holdings, LLC (8260); GoHealth Holdings, LLC (3653); GoHealth, LLC (5175); and Norvax, LLC (3063). The location of the Debtors’ service address for purposes of these chapter 11 cases is: 222 West Merchandise Mart Plaza, Suite 1750, Chicago, Illinois 60654.
2     Capitalized terms used but not defined in these findings of fact, conclusions of law, and order (this “Confirmation Order”) have the meanings given to them in the Amended Joint Prepackaged Chapter 11 Plan of GoHealth Inc. and Its Debtor Affiliates [Docket No. 141] (as may be amended, supplemented, or otherwise modified from time to time, the “Plan”), attached hereto as Exhibit A. The rules of interpretation set forth in Article I.B of the Plan apply to this Confirmation Order.
3     All Key Stakeholders are qualified institutional buyers under the Securities Act of 1933 (as amended, the “Securities Act”), accredited investors (as defined under the Securities Act), or non-U.S. persons.

b.distributed, on or about June 7, 2026 (the “Solicitation Commencement Date”), (i) the Debtors’ solicitation cover letter, attached as Exhibit 7 to the Scheduling Order4 (the “Solicitation Cover Letter”), including instructions to obtain access, free of charge, to the Plan and the Disclosure Statement Relating to the Joint Prepackaged Chapter 11 Plan of GoHealth Inc. and Its Debtor Affiliates [Docket No. 6] (as may be amended, supplemented, or otherwise modified from time to time, the “Disclosure Statement”), and (ii) the ballots for voting on the Plan (the “Ballots,” together with the Solicitation Cover Letter, a “Solicitation Package”), which forms of Ballots were attached as Exhibit 3A, Exhibit 3B, Exhibit 3C, Exhibit 3D, Exhibit 3E, and Exhibit 3F to the Scheduling Order, to Holders of Claims and Interests entitled to vote on the Plan, namely, Holders of Claims in Class 3 (Super-Priority Loan Claims), Holders of Claims in Class 4 (First Lien Claims), Holders of Interests in Class 6 (GoHealth Holdings Interests), and Holders of Interests in Class 8 (GoHealth, Inc. Class A Common Stock);
c.solicited, beginning on the Key Stakeholder Ballot Distribution Date and continuing through June 7, 2026, at 12:00 p.m. (prevailing Eastern Time) (the “Final Lender Voting Deadline”), votes on the Plan from Holders of Claims in Class 3 (Super-Priority Loan Claims) and Class 4 (First Lien Claims) (collectively, the “Lender Voting Classes”);
d.solicited, beginning on (i) the Key Stakeholder Ballot Distribution Date for Key Stakeholders holding Interests in Class 6 (GoHealth Holdings Interests) and Class 8 (GoHealth, Inc. Class A Common Stock), and (ii) the Solicitation Commencement Date for Holders of Interests in Class 6 (GoHealth Holdings Interests) and Class 8 (GoHealth, Inc. Class A Common Stock) who are not Key Stakeholders, and in each case, continuing through July 8, 2026 at 4:00 p.m. (prevailing Eastern Time) (the “Interests Voting Deadline,” and together with the Final Lender Voting Deadline, the “Voting Deadlines”), votes on the Plan from Holders of Interests in Class 6 (GoHealth Holdings Interests) and Class 8 (GoHealth, Inc. Class A Common Stock) (collectively, the “Interest Voting Classes,” and together with the Lender Voting Classes, the “Voting Classes”);
e.following the commencement of solicitation as described above, commenced, on June 7, 2026 (the “Petition Date”), the Chapter 11 Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code;
f.Filed, on the Petition Date, (i) the initial version of the Plan [Docket No. 5]; (ii) the Disclosure Statement; (iii) the Declaration of Vijay Kotte, Chief Executive Officer of GoHealth, Inc., in Support of Chapter 11 Petitions, First Day Motions, and Access to Cash Collateral [Docket No. 4] (the “First Day Declaration”),
4     “Scheduling Order” means the Order (I) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing, (II) Approving Related Dates, Deadlines, Notices, and Procedures, (III) Approving the Solicitation Procedures and Related Dates, Deadlines, and Notices, (IV) Conditionally Waiving the Requirement That (A) the U.S. Trustee Convene a Meeting of Creditors and (B) the Debtors File Schedules of Assets and Liabilities, Statements of Financial Affairs, and Rule 2015.3 Financial Reports, and (V) Granting Related Relief [Docket No. 57].

detailing the facts and circumstances of the Chapter 11 Cases; and (iv) the Scheduling Motion;5
g.Filed, on June 10, 2026, a certificate of service [Docket No. 72] evidencing service of the Solicitation Packages (the “Solicitation Affidavit”);
h.distributed, on or about June 10, 2026, the Notice of (I) Commencement of Prepackaged Chapter 11 Bankruptcy Cases, (II) Confirmation Hearing on the Disclosure Statement, Confirmation of the Joint Prepackaged Chapter 11 Plan, and Related Matters, and (III) Related Objection and Briefing Deadlines, substantially in the form attached as Exhibit 1 to the Scheduling Order (the “Confirmation Hearing Notice”) and, as applicable, the Notice of Non-Voting Status Regarding Releases to Holders of Unimpaired Claims or Interests Conclusively Presumed to Accept the Plan and Notice of Non-Voting Status Regarding Releases to Holders of Impaired Claims or Interests Conclusively Deemed to Reject the Plan, substantially in the forms respectively attached to the Scheduling Order as Exhibit 4A and Exhibit 4B (each, a “Notice of Non-Voting Status and Opt-In Form,” and collectively, the “Notices of Non-Voting Status and Opt-In Form”) to parties in interest and Holders of Claims and Interests consistent with the Scheduling Order;
i.published, on June 13, 2026, in The New York Times (national edition), the publication notice of commencement of these Chapter 11 Cases and the Confirmation Hearing, substantially in the form attached as Exhibit 2 to the Scheduling Order (collectively, the “Publication Notice”), as evidenced by the proof of publication thereof [Docket No. 90] (the “Publication Affidavit”);
j.Filed, on June 15, 2026, a certificate of service [Docket No. 87] evidencing the service of the Confirmation Hearing Notice and Notices of Non-Voting Status and Opt-In Form (the “Confirmation Hearing and Notices of Non-Voting Status and Opt-In Affidavit”);
k.Filed, on July 1, 2026, the Plan Supplement for the Debtors’ Joint Prepackaged Chapter 11 Plan of GoHealth, Inc. and Its Debtor Affiliates [Docket No. 116] (as may be amended, supplemented, or otherwise modified from time to time, the “Plan Supplement”);
l.Filed, on July 1, 2026, the Notice of Filing of Amendment to the Tax Receivable Agreement, substantially in the form attached as Exhibit 6 to the Scheduling Order [Docket No. 118] (the “TRA Amendment Notice”), and distributed, on or about July 1, 2026, the TRA Amendment Notice to all TRA Holders (as defined in the TRA), consistent with the Scheduling Order;
m.Filed, on July 7, 2026, the amended Plan Supplement [Docket No. 126];
n.Filed, on July 8, 2026, a certificate of service [Docket No. 132] evidencing the service of the TRA Amendment Notice (the “TRA Affidavit,” and together with
5     “Scheduling Motion” means the Motion of Debtors for Entry of an Order (I) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing, (II) Approving Related Dates, Deadlines, Notices, and Procedures, (III) Approving the Solicitation Procedures and Related Dates, Deadlines, and Notices, (IV) Conditionally Waiving the Requirement That (A) the U.S. Trustee Convene a Meeting of Creditors and (B) the Debtors File Schedules of Assets and Liabilities, Statements of Financial Affairs, and Rule 2015.3 Financial Reports, and (V) Granting Related Relief [Docket No. 7].

the Solicitation Affidavit, the Publication Affidavit, the Confirmation Hearing and Notices of Non-Voting Status and Opt-In Affidavit, and all other affidavits of service and publication in these Chapter 11 Cases, the “Affidavits”);
o.obtained approval of the Plan by each Voting Class as of the applicable Voting Deadline, as evidenced by the Declaration of John Burlacu Regarding the Solicitation and Tabulation of Votes on, and Elections to Opt In to the Third-Party Release of, the Amended Joint Prepackaged Chapter 11 Plan of GoHealth, Inc. and Its Debtor Affiliates [Docket No. 149] (the “Voting Declaration”);
p.Filed, on July 13, 2026, (i) the Debtors’ Memorandum of Law in Support of an Order (I) Approving the Debtors’ Disclosure Statement and (II) Confirming the Joint Prepackaged Chapter 11 Plan of GoHealth, Inc. and Its Debtor Affiliates [Docket No. 140] (the “Confirmation Brief”) and (ii) the current, amended version of the Plan [Docket No. 141];
q.Filed, on July 16, 2026, (i) the Declaration of Alan J. Carr in Support of Confirmation of the Amended Joint Prepackaged Chapter 11 Plan of GoHealth, Inc. and Its Debtor Affiliates [Docket No. 147] (the “Carr Declaration”), (ii) the Declaration of Matthew Frank, Managing Director of Alvarez & Marsal North America, LLC, in Support of Confirmation of the Amended Joint Prepackaged Chapter 11 Plan of GoHealth, Inc. and Its Debtor Affiliates [Docket No. 146] (the “Frank Declaration”), (iii) the Declaration of Vijay Kotte, Chief Executive Officer of GoHealth, Inc., in Support of Confirmation of the Amended Joint Prepackaged Chapter 11 Plan of GoHealth, Inc. and Its Debtor Affiliates [Docket No. 148] (the “Kotte Declaration,” together with the Carr Declaration, the Frank Declaration, and the Voting Declaration, the “Confirmation Declarations”), and (iv) the Voting Declaration; and
r.operated their businesses and managed their properties during the Chapter 11 Cases as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.
The Bankruptcy Court, having:
a.reviewed the procedures for voting on the Plan (the “Solicitation Procedures”) and for opting in to the Third-Party Release (the “Opt-In Procedures”);
b.entered, on June 10, 2026, the Scheduling Order, which, among other things, set (i) June 7, 2026, at 12:00 p.m. (prevailing Eastern Time) as the Final Lender Voting Deadline, (ii) July 8, 2026, at 4:00 p.m. (prevailing Eastern Time) as the Interests Voting Deadline, the deadline for objections to the adequacy of the Disclosure Statement and Confirmation of the Plan (the “Objection Deadline”), and the deadline to opt into the Plan releases in accordance with the Opt-In Procedures; and (iii) July 16, 2026, at 1:00 p.m. (prevailing Eastern Time) as the date and time for the Confirmation Hearing;
c.rescheduled the Confirmation Hearing to July 20, 2026, at 12:00 p.m. (prevailing Eastern Time) [Docket Nos.115 & 130];
d.further rescheduled the Confirmation Hearing to July 20, 2026, at 11:00 a.m. (prevailing Eastern Time) [Docket No. 150];

e.reviewed the Plan, the Disclosure Statement, the Confirmation Brief, the First Day Declaration, the Confirmation Declarations, the Affidavits, the Confirmation Hearing Notice, the Solicitation Cover Letter, the Ballots, the Publication Notice, the Notices of Non-Voting Status and Opt-In Form, and all other Filed pleadings, exhibits, statements, declarations, and comments regarding approval of the Disclosure Statement and Confirmation of the Plan, including all objections, statements, and reservations of rights;
f.reviewed the discharge, compromises, settlements, releases, exculpations, and injunctions set forth in Article VIII of the Plan;
g.considered the Restructuring Transactions incorporated and described in the Plan, including in the Plan Supplement;
h.held the Confirmation Hearing on July 20, 2026, at 11:00 a.m. (prevailing Eastern Time);
i.heard and considered the statements and arguments made by counsel in respect of approval of the Disclosure Statement and Confirmation of the Plan, including any objections thereto;
j.overruled any and all objections to Confirmation of the Plan and to approval of the Disclosure Statement, and any and all statements and reservations of rights related thereto not consensually resolved or withdrawn;
k.considered all oral representations, affidavits, testimony, documents, Filings, and other evidence regarding approval of the Disclosure Statement and Confirmation of the Plan, including any objections thereto; and
l.taken judicial notice of all pleadings and other documents Filed, all orders entered, and all evidence and arguments presented in these Chapter 11 Cases.
NOW, THEREFORE, it appearing to the Bankruptcy Court that notice of the Confirmation Hearing and the opportunity for any party in interest to object to approval of the Disclosure Statement and Confirmation of the Plan have been adequate and appropriate as to all Entities affected or to be affected by the Plan and the transactions contemplated thereby, and that the legal and factual bases set forth in the documents Filed in support of approval of the Disclosure Statement and Confirmation of the Plan and the arguments and evidence presented at the Confirmation Hearing establish just cause for the relief granted herein, and after due deliberation thereon and good cause appearing therefor, the Bankruptcy Court hereby makes and issues the following findings of fact, conclusions of law, and orders:
FINDINGS OF FACT AND CONCLUSIONS OF LAW

I.    IT IS DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:
I.Findings and Conclusions.
1.The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law under rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.
II.Jurisdiction and Venue, Eligibility for Relief, Burden of Proof, and Notice.
1.The Bankruptcy Court has jurisdiction over these Chapter 11 Cases pursuant to sections 157 and 1334 of title 28 of the United States Code, 28 U.S.C. §§ 1–4881 (the “Judicial Code”), which was referred to the Bankruptcy Court under 28 U.S.C. § 157 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012. The Bankruptcy Court has jurisdiction to determine whether the Disclosure Statement and the Plan comply with the applicable provisions of the Bankruptcy Code and should be approved and confirmed, respectively. Venue is proper in this district pursuant to sections 1408 and 1409 of the Judicial Code. Approval of the Disclosure Statement and Confirmation of the Plan are core proceedings within the meaning of section 157(b)(2) of the Judicial Code. Each of the Debtors was and is an entity eligible for relief under section 109 of the Bankruptcy Code.
III.Commencement and Joint Administration of these Chapter 11 Cases.
1.On the Petition Date, the Debtors commenced these Chapter 11 Cases by each filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code. On June 10, 2026, the Bankruptcy Court entered an order [Docket No. 56] pursuant to which the Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015(b). Since the Petition Date, the Debtors have operated their business and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee, examiner, or statutory committee has been appointed in these Chapter 11 Cases.
IV.Objections Overruled.
1.The Bankruptcy Court takes judicial notice of the docket of these Chapter 11 Cases. Any resolution or disposition of objections to approval of the Disclosure Statement or Confirmation of the Plan explained on the record at the Confirmation Hearing is hereby incorporated by reference. All unresolved objections, statements, informal objections, and reservations of rights (except with respect to unresolved Cure disputes, if any, which shall be resolved in accordance with Article V of the Plan), if any, related to approval of the Disclosure Statement or Confirmation of the Plan are overruled on the merits.
V.Burden of Proof – Confirmation of the Plan.
1.The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation of the Plan. In addition, and to the extent applicable, the Plan is confirmable under the clear and convincing evidentiary standard. Each witness who testified on behalf of the Debtors in connection with Confirmation, including those who testified via the Confirmation Declarations, was credible, reliable, and qualified to testify as to the topics addressed in his or her testimony.
VI.Approval of the Disclosure Statement.
1.The Disclosure Statement contains (a) sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable nonbankruptcy laws, rules, and regulations, including, to the extent applicable, the Securities Act and (b) “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code), and is approved in all respects. The Debtors’ use of the Disclosure Statement in solicitation of acceptances of the Plan is approved. The Filing of the Disclosure Statement satisfied Bankruptcy Rule 3016(b).
VII.Solicitation and Voting; Notice.
1.The Solicitation Procedures, including all documents related thereto (including, for the avoidance of doubt, the Solicitation Cover Letter, the Confirmation Hearing Notice, the Publication Notice, the Ballots, and the Notices of Non-Voting Status and Opt-In Form), and the procedures for the tabulation of Ballots, satisfy the requirements of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable laws, rules, and regulations, including the Securities Act, and are approved in all respects. The Debtors provided due, adequate, and sufficient notice of the Voting Deadlines, the Objection Deadline, the deadlines to opt into, or otherwise object to, the Third-Party Release, and the Confirmation Hearing in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any other applicable rules, laws, and regulations. No other or further notice is or shall be required.
2.As described in the Voting Declaration and the Affidavits, (a) prior to commencing these Chapter 11 Cases, the Debtors transmitted Solicitation Packages to the Key Stakeholders on May 15, 2026, and to all remaining Holders of Claims and Interests in the Voting Classes on June 7, 2026, and (b) subsequent to the Petition Date, served (i) the Confirmation Hearing Notice on all parties in interest, (ii) the TRA Amendment Notice on TRA Holders, (iii) the Notices of Non-Voting Status and Opt-In Form to Holders of Claims and Interests that are Unimpaired under the Plan and who are conclusively presumed to accept the Plan (Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), Class 5 (General

Unsecured Claims), and Class 7 (GoHealth, Inc. Preferred Stock)) and Holders of Interests that are Impaired under the Plan and who are conclusively deemed to reject the Plan (Class 9 (GoHealth, Inc. Class B Common Stock)). Transmission and service of the foregoing, and any and all other documents associated with the Debtors’ solicitation, complied with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any applicable nonbankruptcy law, rule, or regulation, and were timely, adequate, and sufficient, and no other or further notice is or shall be required.
3.Under the circumstances of these Chapter 11 Cases, the period during which the Debtors solicited acceptances or rejections of the Plan was a reasonable and sufficient period of time for Holders of Claims and Interests in the Voting Classes to make an informed decision to accept or reject the Plan. The solicitation of votes to accept or reject the Plan was conducted in good faith and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any applicable nonbankruptcy law, rule, or regulation. The Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, managers, employees, advisors, and attorneys are hereby granted the protections provided under section 1125(e) of the Bankruptcy Code.
4.Holders of Claims in Class 3 (Super-Priority Loan Claims) and Class 4 (First Lien Claims) and Holders of Interests in Class 6 (GoHealth Holdings Interests) and Class 8 (GoHealth, Inc. Class A Common Stock) were eligible to vote on the Plan in accordance with the Solicitation Procedures. The Ballots used to solicit votes to accept or reject the Plan from Holders in the Voting Classes were appropriate and adequately addressed the particular needs of these Chapter 11 Cases. As evidenced by the Voting Declaration, Class 3 (Super-Priority Loan Claims), Class 4 (First Lien Claims), Class 6 (GoHealth Holdings Interests), and Class 8

(GoHealth, Inc. Class A Common Stock) each voted to accept the Plan at each Debtor entity in accordance with section 1126 of the Bankruptcy Code.
5.With respect to each applicable Debtor, Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), Class 5 (General Unsecured Claims), and Class 7 (GoHealth, Inc. Preferred Stock) are Unimpaired and conclusively presumed to accept the Plan (collectively, the “Presumed Accepting Classes”); Class 9 (GoHealth, Inc. Class B Common Stock) is Impaired and deemed to reject the Plan (the “Deemed Rejecting Class”); and, depending on their ultimate treatment by the Debtors, Holders of Claims and Interests in Class 10 (Intercompany Claims) and Class 11 (Intercompany Interests) are either Unimpaired or Impaired and will be either conclusively deemed to accept or conclusively deemed to reject the Plan, and in either scenario are not entitled to vote on the Plan (the “Intercompany Classes,” together with the Presumed Accepting Classes and the Deemed Rejecting Class, the “Non-Voting Classes”). The Debtors were not required to solicit votes from Holders of Claims or Interests, as applicable, in the Non-Voting Classes.
6.The solicitation of votes on the Plan complied with the Bankruptcy Code, Bankruptcy Rules, Local Rules, and all applicable non-bankruptcy rules, laws, and regulations, and was appropriate and satisfactory and is approved in all respects.
VIII.Opt-In Procedures.
1.The Opt-In Procedures set forth in the Ballots and Notices of Non-Voting Status and Opt-In Form, and service of the Confirmation Hearing Notice, the Publication Notice, and the Notices of Non-Voting Status and Opt-In Form, as applicable, are good, sufficient, and adequate to bind the applicable parties to the Third-Party Release and are approved in all respects. The process described in the Scheduling Motion (as authorized by the Scheduling Order) and the Voting Declaration that the Debtors and the Claims and Noticing Agent followed to identify the relevant parties on which to serve the applicable Ballot or Notice of Non-Voting Status and Opt-In Form and to distribute the Notice of Non-Voting Status and Opt-In Forms (a) is consistent with practices used in other complex chapter 11 cases and (b) was reasonably calculated to ensure that each Holder of Claims and Interests in each Class was informed of its ability to opt into the Third-Party Release and the consequences for failure to do so timely. Any party that elected in its Ballot or Notice of Non-Voting Status and Opt-In Form, as applicable, to opt into the Third-Party Release and timely submitted such election to the Claims and Noticing Agent in accordance with the Solicitation Procedures or the Notice of Non-Voting Status, as applicable, prior to any deadline to submit such a Ballot or opt into the releases set forth in Article VIII of the Plan, whether under any original or extended deadline, and did not affirmatively withdraw such election prior to any deadline to submit such a Ballot or opt into the releases set forth in Article VIII of the Plan, shall be a Released Party and a Releasing Party under the Plan.
2.The procedures used for tabulation of elections to opt into the Third-Party Release are approved in all respects.
IX.Plan Supplement.
1.The Plan Supplement complies with the Bankruptcy Code and the terms of the Plan, and the filing and notice of such documents were good, proper, and in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable laws, rules, and regulations, and no other or further notice is or shall be required with respect to the Plan Supplement and all of the documents included therein.
2.All documents included in the Plan Supplement, including any amendments, modifications, and supplements thereto, and all documents and agreements related thereto (including all exhibits and attachments thereto), are integral to, part of, and incorporated by reference in, the Plan and this Confirmation Order. Subject to the terms of the Plan (including any consent rights set forth or incorporated therein) and this Confirmation Order, the Debtors’ right to alter, amend, update, or modify the Plan Supplement on or before the Effective Date is reserved. All parties were provided due, adequate, and sufficient notice of the Plan Supplement.
X.Modifications to Plan.
1.Pursuant to section 1127 of the Bankruptcy Code, any modifications to the Plan after solicitation of the Plan, as reflected in this Confirmation Order (including any modifications announced on the record of the Confirmation Hearing), constitute technical or clarifying changes, changes with respect to particular Claims or Interests by agreement with Holders of such Claims or Interests or their authorized representatives, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim or Interest under the Plan. After giving effect to these modifications, if any, the Plan continues to satisfy the requirements of sections 1122 and 1123 of the Bankruptcy Code, and notice of these modifications was adequate and appropriate under the facts and circumstances of these Chapter 11 Cases. In accordance with Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code, and they do not require that Holders of Claims or Interests be afforded an opportunity to cast new votes on the Plan or change previously cast acceptances or rejections of the Plan. Accordingly, the Plan is properly before the Bankruptcy Court and all votes cast with respect to the Plan prior to such modification shall be binding and shall apply with respect to the Plan. All Holders of Claims or Interests who voted to accept the Plan or who are conclusively presumed to accept the Plan are deemed to have accepted the Plan as modified, revised, supplemented, or otherwise amended, and all Holders of Claims and

Interests who are conclusively deemed to have rejected the Plan are deemed to have rejected the Plan as modified, revised, supplemented, or otherwise amended.
XI.Exit Facilities and New Equity Interests.
1.As has been established based upon the evidence presented at the Confirmation Hearing, including in the Confirmation Declarations, the Exit Facilities and New Equity Interests contemplated by the Plan are reasonable, appropriate, and sufficient to allow the Reorganized Debtors to fully perform all of their obligations under the Plan and under all assumed agreements. The terms and structure of the offering of the New Equity Interests and the Exit Facilities as contemplated by the Plan and Plan Supplement (a) are fair and reasonable, (b) were negotiated in good faith and at arm’s length, (c) reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties, (d) are supported by reasonably equivalent value and fair consideration, and (e) are in the best interests of the Debtors’ Estates and their creditors. The issuance of the New Money Exit Facility, Senior Takeback Debt, the Junior Takeback Debt, the New Common Interests, and GoHealth Preferred Interests are, individually and collectively, essential elements of the Plan, are necessary for Confirmation and Consummation of the Plan, and are critical to the overall success and feasibility of the Plan and the operations of the Reorganized Debtors. The Debtors have provided sufficient and adequate notice of the terms of the offering of the New Equity Interests and Exit Facilities, which were filed as part of the Plan Supplement.
2.Any credit extended and loans made or deemed made pursuant to the Exit Facilities, any Liens granted pursuant to the Exit Facilities or the Exit Facility Documents, and any fees paid or to be paid under the Exit Facilities are deemed to have been extended, issued, granted, and made or deemed made in good faith and for legitimate business purposes, shall not be subject to recharacterization for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other avoidable transfers under the Bankruptcy Code or any other applicable nonbankruptcy law.
XII.TRA Amendment.
1.The TRA Amendment, the terms of which are contained in the Plan Supplement, (a) is fair and reasonable, (b) was negotiated in good faith and at arm’s length, (c) reflects the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties, (d) is supported by reasonably equivalent value and fair consideration, (e) is in the best interests of the Debtors’ Estates and their creditors, (f) is an essential element of the Plan, (g) is necessary for Confirmation and Consummation of the Plan, and (h) is critical to the overall success and feasibility of the Plan and the operations of the Reorganized Debtors. The Debtors have provided sufficient and adequate notice of the terms of the TRA Amendment, which was filed as part of the Plan Supplement, to all stakeholders (including the TRA Holders).
XIII.Compliance with Bankruptcy Code Requirements—Section 1129(a)(1).
1.The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code, including sections 1122 and 1123 of the Bankruptcy Code. In addition, the Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). The injunction, release, and exculpation provisions in the Disclosure Statement and the Plan describe, in bold font and with specific and conspicuous language, all acts to be enjoined, released, and exculpated and identify the Entities that will be subject to the injunction, releases, and exculpations, thereby satisfying Bankruptcy Rule 3016(c).
A.Proper Classification—Sections 1122 and 1123.
1.The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. Pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan provides for the separate classification of Claims and Interests into eleven

Classes based on differences in the legal nature or priority of such Claims and Interests (other than the Administrative Claims, Professional Fee Claims, and Priority Tax Claims, which are addressed in Article II of the Plan and which are not required to be designated as separate classes pursuant to section 1123(a)(1) of the Bankruptcy Code). Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Interests. The classifications reflect no improper purpose and do not unfairly discriminate between, or among, Holders of Claims or Interests. In accordance with section 1122(a) of the Bankruptcy Code, each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. Accordingly, the Plan satisfies the requirements of sections 1122(a) and 1123(a)(1) of the Bankruptcy Code.
B.Specified Unimpaired Classes—Section 1123(a)(2).
1.Article III of the Plan specifies that Claims in Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), Class 5 (General Unsecured Claims), and Class 7 (GoHealth, Inc. Preferred Stock) are Unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code. Claims in Class 10 (Intercompany Claims) and Interests in Class 11 (Intercompany Interests) are either Unimpaired and conclusively presumed to have accepted the Plan or are Impaired and deemed to have rejected the Plan, and, in either event, are not entitled to vote to accept or reject the Plan.
2.Additionally, Article II of the Plan specifies that Allowed Administrative Claims, Professional Fee Claims, and Priority Tax Claims will be paid in full or otherwise Unimpaired in accordance with the terms of the Plan, although these Claims are not classified under the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code.

C.Specified Treatment of Impaired Classes—Section 1123(a)(3).
1.Article III of the Plan specifies that Claims and Interests in Class 3 (Super-Priority Loan Claims), Class 4 (First Lien Claims), Class 6 (GoHealth Holdings Interests), Class 8 (GoHealth, Inc. Class A Common Stock), and Class 9 (GoHealth, Inc. Class B Common Stock) are Impaired under the Plan, within the meaning of section 1124 of the Bankruptcy Code (collectively, the “Impaired Classes”), and describes the treatment of such Impaired Classes. Accordingly, the Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code.
D.No Discrimination—Section 1123(a)(4).
1.Article III of the Plan provides for the same treatment by the Debtors for each Claim or Interest within a particular Class unless the Holder of a particular Claim or Interest has accepted a less favorable treatment with respect to such Claim or Interest, such as the Holders of Claims in Class 3 (Super-Priority Loan Claims) and Class 4 (First Lien Claims) who are also Holders of Interests in Class 8 (GoHealth, Inc. Class A Common Stock) waiving any and all recovery on account of such Class 8 (GoHealth, Inc. Class A Common Stock) Interests. Accordingly, the Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.
E.Adequate Means for Plan Implementation—Section 1123(a)(5).
1.The provisions of the Plan, including Article IV, together with the exhibits and attachments to the Plan (including the Plan Supplement) and the Disclosure Statement, provide in detail the adequate and proper means for the cancellation of documents evidencing existing Claims and Interests and implementation of the transactions provided for in the Plan, including, without limitation: (a) the general settlement of Claims and Interests; (b) the Restructuring Transactions; (c) the sources of consideration for Plan distributions; (d) the consummation of the Exit Facilities, including the execution, delivery, and filing of all Exit Facility Documents; (e) the issuance and distribution of the New Equity Interests; (f) the TRA Amendment; (g) the

vesting of assets in the Reorganized Debtors; (h) the adoption of the New Organizational Documents; (i) the appointment of the New Board; (j) certain securities law exemptions; (k) the adoption of the Management Incentive Plan; (l) the preservation of Claims and Causes of Action, including Avoidance Actions, not released pursuant to the Plan; (m) the consummation of various corporate transaction steps necessary to implement the new corporate structure upon emergence; (n) the authorization of the Reorganized Debtors or their respective directors and officers to execute any other documents or take any actions that are necessary and appropriate to effectuate the Plan; (o) the maintenance of the D&O Liability Insurance Policies; (p) the assumption of certain employment agreements, indemnification agreements, severance agreements, or other agreements entered into with current and former employees; (q) tax exemptions pursuant to section 1146(a) of the Bankruptcy Code; and (r) the ability to perform any transaction contemplated by the Plan on a cashless basis. In addition to these core transactions, the Plan sets forth the other critical mechanics of the Debtors’ emergence, such as the vesting of Estate assets in the Reorganized Debtors, the assumption of Executory Contracts and Unexpired Leases, and the settlement of Claims and Interests. The precise terms governing the execution of certain of these transactions are set forth in the applicable Definitive Documents or forms of agreements included in the Plan Supplement. Accordingly, the Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.
F.Voting Power of Equity Securities—Section 1123(a)(6).
1.The New Organizational Documents and Article IV.H of the Plan prohibit the issuance of non-voting equity Securities to the extent required to comply with section 1123(a)(6) of the Bankruptcy Code. Accordingly, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

G.Directors and Officers—Section 1123(a)(7).
1.As of the Effective Date, the terms of the current members of the board of directors of GoHealth, Inc. shall expire, and the members for the initial term of the New Board shall be appointed in accordance with the New Organizational Documents. The known members of the New Board of the Reorganized Debtors were identified in Exhibit F of the Plan Supplement. Except to the extent that a current director or manager on the board of directors or applicable Governing Body of the Debtors is designated to serve as a director, manager, or sole manager of a Reorganized Debtor, the current directors or managers on the board of directors or other Governing Body, or any sole manager, of the Debtors prior to the Effective Date, in their capacities as such, shall have no continuing obligations to the Debtors on or after the Effective Date, and such director or manager shall be deemed to have resigned or shall otherwise cease to be a director or manager of the Debtors on the Effective Date. Each of the directors, managers, sole managers, and officers of each of the Reorganized Debtors shall serve pursuant to the terms of the applicable New Organizational Documents of such Reorganized Debtor and may be designated, replaced, or removed in accordance with such New Organizational Documents.
2.The Plan’s manner of selection of the officers, directors, or trustees (or any successor of any officer, director, or trustee) of the Reorganized Debtors is consistent with the interests of all Holders of Claims and Interests and with public policy. Accordingly, the Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.
H.Impairment/Unimpairment of Classes—Section 1123(b)(1).
1.The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code. Article III of the Plan Impairs or leaves Unimpaired, as applicable, each Class of Claims and Interests, as contemplated by section 1123(b)(1) of the Bankruptcy Code.

I.Assumption—Section 1123(b)(2).
1.Article V.A of the Plan provides that, on the Effective Date, except as otherwise provided in the Plan and subject to the consent of the Required Lenders (not to be unreasonably withheld), all Executory Contracts or Unexpired Leases will be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, by the applicable Reorganized Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that: (a) previously expired or terminated pursuant to their own terms; (b) have been previously assumed or rejected by the Debtors pursuant to a Final Order; (c) are the subject of a motion to reject that is pending on the Effective Date; or (d) have an ordered or requested effective date of rejection that is after the Effective Date.
2.Entry of this Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions and/or assumptions and assignments of the Executory Contracts or Unexpired Leases as set forth in the Plan or Schedule of Proposed Cure Amounts, as applicable, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth in the Plan, assumptions of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall revest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order on or after the

Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors.
3.Unless otherwise provided in the Plan or agreed to by the Debtors (with the consent of the Required Lenders (not to be unreasonably withheld)), each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.
4.To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in the Plan, the Debtors, subject to the consent of the Required Lenders (not to be unreasonably withheld), or the

Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Schedule of Proposed Cure Amounts at any time up to forty-five (45) days after the Effective Date.
5.To the extent any provision of the Bankruptcy Code or the Bankruptcy Rules requires the Debtors to assume or reject an Executory Contract or Unexpired Lease, such requirement shall be satisfied if the Debtors make an election to assume or reject such Executory Contract or Unexpired Lease prior to the deadline set forth by the Bankruptcy Code or the Bankruptcy Rules, as applicable, regardless of whether or not the Bankruptcy Court has actually ruled on such proposed assumption or rejection prior to such deadline.
6.To the extent that the D&O Liability Insurance Policies are considered to be Executory Contracts, notwithstanding anything in the Plan to the contrary, effective as of the Effective Date, the Reorganized Debtors shall be deemed to have assumed all unexpired D&O Liability Insurance Policies with respect to the Debtors’ directors, managers, officers, and employees serving on or before the Petition Date pursuant to section 365(a) of the Bankruptcy Code, and entry of this Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of each of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim need be Filed.
7.The Debtors provided sufficient notice to each non-Debtor counterparty to an Executory Contract or Unexpired Lease assumed or assumed and assigned by the Debtors during these Chapter 11 Cases, as applicable. Accordingly, the Plan is consistent with sections 1123(b)(1) and 1123(b)(2) of the Bankruptcy Code.
J.Release, Injunction, Exculpation, and Related Provisions—Section 1123(b)(3).
1.The Plan is consistent with section 1123(b)(3) of the Bankruptcy Code. Article VIII.C of the Plan describes certain releases granted by the Debtors (the “Debtor Release”). Article VIII.D of the Plan provides for releases by the Releasing Parties (the “Third-Party Releases”). Article VIII.E of the Plan provides for exculpation for the Exculpated Parties (the “Exculpation”). Article VIII.F of the Plan provides for an injunction (the “Injunction”). The Bankruptcy Court has jurisdiction under sections 1334(a) and 1334(b) of the Judicial Code and authority under section 105 of the Bankruptcy Code to approve each of the Debtor Release, the Third-Party Release, the Exculpation, and the Injunction. As has been established based upon the evidence presented at the Confirmation Hearing (including the Confirmation Declarations), the Debtor Release, the Third-Party Release, the Exculpation, and the Injunction (a) are the product of extensive, arm’s-length, good faith negotiations among the Debtors and their principal constituencies, including the Key Stakeholders, that resulted in agreement on the terms of the Plan, (b) were an express condition of the Key Stakeholders for agreeing to, and voting to accept, the terms of the Plan, (c) were given in exchange for good, valuable, and adequate consideration after due notice and opportunity for a hearing, (d) are appropriately tailored under the facts and circumstances of these Chapter 11 Cases, (e) were integral to the agreements and settlements among the various parties in interest and are essential to the formulation and implementation of the Plan, as provided in section 1123 of the Bankruptcy Code, (f) confer substantial benefits on the Estates, (g) are fair, equitable, and reasonable, and

(h) are in the best interests of the Debtors, the Estates, and parties in interest.6 Further, the failure to implement the Debtor Release, the Third-Party Release, the Exculpation, or the Injunction would impair the Debtors’ ability to confirm and implement the Plan.
a.General Settlement of Claims and Interests.
2.The Plan incorporates certain settlements of issues among the Debtors and various parties in interest, including the Ad Hoc TL Group and the Ad Hoc Revolver Group. As among the settlement parties, the applicable provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to the Plan. The Plan shall be deemed a motion to approve the good-faith compromise and settlement of all such Claims, Interests, Causes of Action, and controversies. Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be, and shall be, final.
b.Debtor Release.
3.The Debtors have satisfied the business judgment standard with respect to the propriety of the Debtor Release set forth in Article VIII.C of the Plan. The Debtor Release is a necessary and integral element of the Plan, a component of the comprehensive settlement to be implemented pursuant to the Plan, and is fair, reasonable, and in the best interests of the Debtors, the Estates, Holders of Claims and Interests, and all of the Debtors’ stakeholders. The Debtors’ or the Reorganized Debtors’ pursuit of any such claims and Causes of Action against the Released Parties is not in the best interests of the Estates’ various constituencies because the
6     For the avoidance of doubt, for the purposes of this Confirmation Order, the releases, the exculpations, and injunctions contained in the Debtor Release, the Third-Party Release, the Exculpation, and the Injunction, or as otherwise provided for in this Confirmation Order, in each case, shall be in all respects subject to the limitations, qualifications, and carveouts provided in the Plan, including without limitation, which entities or business units of such entities are bound by such provisions.

costs involved significantly outweigh any potential benefit from pursuing such claims and Causes of Action. The Debtors do not believe that they have material claims or Causes of Action against any of the Released Parties that would justify the risk, expense, and delay of pursuing any such claims or Causes of Action as compared to the results and benefits achieved under the Plan. The Debtor Release, as set forth in Article VIII.C of the Plan, is: (a) in exchange for the good and valuable consideration provided by each of the Released Parties, including, without limitation, the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing the Plan; (b) a good faith settlement and compromise of the claims or Causes of Action released by the Debtor Release; (c) in the best interests of the Debtors and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for a hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any claim or Cause of Action released pursuant to the Debtor Release against any of the Released Parties. Importantly, no economic stakeholders have objected to the Debtor Release contained in the Plan.
4.The Debtor Release appropriately offers protection to parties who provided consideration to the Debtors and who participated in the Debtors’ restructuring process, including the Key Stakeholders, whose participation in the Chapter 11 Cases was critical to the Debtors’ successful implementation of the Restructuring Transactions and emergence. Specifically, the Released Parties under the Plan made significant concessions and contributions to these Chapter 11 Cases, including, as applicable, (i) negotiating and actively supporting the Plan and the Chapter 11 Cases, (ii) providing the Debtors with access to Cash Collateral during the Chapter 11 Cases, (iii) settling and compromising substantial rights and Claims against the Debtors under the Plan, and (iv) proposing, negotiating in good faith, and ultimately consummating the value-maximizing Restructuring Transactions contemplated by the Plan for the benefit of the Debtors, their Estates, and all parties in interest.
5.In particular, in exchange for the Debtor Release, Released Parties in Class 3 (Super-Priority Loan Claims), Class 4 (First Lien Claims), Class 6 (GoHealth Holdings Interests), and Class 8 (GoHealth, Inc. Class A Common Stock), as applicable, contributed direct value in the form of their agreement to (a) equitize secured debt, (b) commit new capital to fund (i) distributions to be made to Holders of Interests in Class 6 (GoHealth Holdings Interests) and Class 8 (GoHealth, Inc. Class A Common Stock) who are not lenders under the First Lien Credit Agreement or Super-Priority Credit Agreement and (ii) the go-forward business, (c) consent to the Debtors’ use of Cash Collateral, (d) enter into the TRA Amendment; (e) amend certain Unexpired Leases; and (f) otherwise be Impaired while providing full recoveries to Holders of Claims in Class 5 (General Unsecured Claims). In addition, the Debtor Release was a material inducement for the Key Stakeholders to support the Debtors’ restructuring as set forth in the Plan. Finally, the Debtors’ directors, officers, professionals, and other agents have been instrumental in negotiating, formulating, and implementing the restructuring transactions contemplated by the Plan. The Released Parties played an integral role in the formulation of the Plan, made significant contributions that are essential to the Plan’s success, and expended significant time and resources analyzing and negotiating the Plan and the issues presented by the Debtors’ prepetition capital structure.
6.The scope of the Debtor Release is appropriately tailored under the facts and circumstances of the Chapter 11 Cases. The Debtor Release is appropriate in light of, among other things, the value provided by the Released Parties to the Estates and the critical nature of the Debtor Release to the Plan. In light of the foregoing, the Debtor Release is approved in its entirety.
c.Third-Party Release.
7.The Third-Party Release, as set forth in Article VIII.D of the Plan, is:  (a) consensual; (b) essential to the Confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by each of the Released Parties, including, without limitation, the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing the Plan; (d) a good faith settlement and compromise of the claims or Causes of Action released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for a hearing; and (h) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third-Party Release, except as provided therein.
8.Like the Debtor Release, the Third-Party Release was critical to incentivizing parties to support the Plan, facilitated participation in the negotiation of the Definitive Documents and the chapter 11 process generally, and prevents significant, time-consuming, and value-destructive litigation. Prior to the commencement of these Chapter 11 Cases, certain Released Parties worked constructively with the Debtors to negotiate and implement a value-maximizing reorganization embodied in the Plan. Such parties have provided material concessions, benefits, and commitments to the Debtors through the Plan and during the pendency of the cases. In particular, certain of the Released Parties consented to the Debtors’ use of Cash Collateral and committed to providing the Exit Facilities (including the New Money Exit Facility, the proceeds of which will fund the Equity Recovery Pool) upon the Effective Date, all of which are necessary to fund the Chapter 11 Cases through emergence. Without the Third-

Party Release, such Released Parties would not have been willing to fund and otherwise support the Restructuring Transactions contemplated by the Plan, which will enable the Debtors to emerge from bankruptcy while leaving Unimpaired Holders of Claims in Class 5 (General Unsecured Claims) and Holders of Interests in Class 7 (GoHealth, Inc. Preferred Stock) and providing the Equity Recovery Pool to Holders of Interests in Class 6 (GoHealth Holdings Interests) and Class 8 (GoHealth, Inc. Class A Common Stock). As such, the Third-Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ restructuring process.
9.There is an identity of interests between the Debtors and the Entities that will benefit from the Third-Party Release. Each of the Released Parties was a stakeholder and/or critical participant in the Chapter 11 Cases and the Plan process and shares a common goal with the Debtors in seeing the Plan succeed. The scope of the Third-Party Release is also appropriately tailored to the facts and circumstances of the Chapter 11 Cases. For the reasons set forth above, each of the Released Parties has also made significant concessions and contributions to the Chapter 11 Cases.
10.The Third-Party Release is consensual with respect to the Releasing Parties. The Ballots sent to all Holders of Claims and Interests in the Voting Classes, the Notices of Non-Voting Status and Opt-In Forms sent to Holders of Claims and Interests in the Non-Voting Classes, the Confirmation Hearing Notice sent to parties in interest, and the Publication Notice published on June 13, 2026 in The New York Times (national edition) each unambiguously provided in bold letters that the Third-Party Release was contained in the Plan. Such parties in interest were provided due and adequate notice of these Chapter 11 Cases, the Plan, the Opt-In Procedures, the Third-Party Release, the deadline to object to Confirmation of the Plan, the opportunity to opt into the Third-Party Release (except for Holders of Claims in Class 3 (Super-Priority Loan Claims) and Class 4 (First Lien Claims)), and were properly informed that (a) Holders of Claims in Class 3 (Super-Priority Loan Claims) and Class 4 (First Lien Claims) who voted in favor of the Plan, (b) Holders of Interests in Class 6 (GoHealth Holdings Interests) and Class 8 (GoHealth, Inc. Class A Common Stock) who checked the “Opt In” box on their Ballot, regardless of whether such Holders voted to accept or reject the Plan, or (c) Holders of Claims and Interests in each applicable Non-Voting Class that did not vote on the Plan but checked the “Opt In” box on their opt-in form, as attached to the Notices of Non-Voting Status and Opt-In Forms (the “Opt-In Forms”), would be deemed to have expressly, unconditionally, generally, individually, and collectively consented to the release and discharge of all Claims and Causes of Action against the Debtors and the Released Parties to the extent set forth in and consistent with the terms of the Plan. Additionally, the release provisions of the Plan were conspicuous, emphasized with boldface type in the Plan, the Disclosure Statement, the Ballots, and the Opt-In Form. Thus, the Third-Party Release is consensual as to those Releasing Parties that (a) in the case of Class 3 (Super-Priority Loan Claims) and Class 4 (First Lien Claims), voted to accept the Plan, (b) in the case of Class 6 (GoHealth Holdings Interests) and Class 8 (GoHealth, Inc. Class A Common Stock), checked the “Opt In” box on their Ballot, regardless of whether such Holders voted to accept or reject the Plan, and (c) in the case of the applicable Non-Voting Classes, checked the “Opt In” box on their Opt-In Form. Among other things, the Plan provides appropriate and specific disclosure with respect to the claims and Causes of Action that are the subject of the Third-Party Release, and no other disclosure is necessary.
11.In light of the foregoing, the Third-Party Release is approved in its entirety.
d.Exculpation.

12.The Exculpation provided by Article VIII.E of the Plan for the benefit of the Exculpated Parties—all of which are Estate fiduciaries and constructively participated in and contributed to the Debtors’ chapter 11 process consistent with their duties under the Bankruptcy Code—is appropriately tailored to the circumstances of these Chapter 11 Cases. The Exculpation is essential to the Plan. The record in the Chapter 11 Cases fully supports the Exculpation only to the extent provided by section 1125(e) of the Bankruptcy Code, which is appropriately tailored to protect the Exculpated Parties from inappropriate litigation. The Exculpation, including the carve out for actual fraud, willful misconduct, or gross negligence, is consistent with section 1125(e) of the Bankruptcy Code.
13.The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.
e.Injunction.
14.The Injunction set forth in Article VIII.F of the Plan is necessary to implement, preserve, and enforce the Debtors’ discharge (as provided in Article VIII.A of the Plan, the “Discharge”), the Debtor Release, the Third-Party Release, and the Exculpation, and is narrowly tailored to achieve this purpose.
f.Preservation of Causes of Action.
15.The provisions regarding the preservation of Causes of Action in the Plan (including Article IV.L), including the Plan Supplement, are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, the Estates, and Holders of Claims and Interests.
16.Article IV.L of the Plan appropriately provides for the preservation by the Debtors of certain Causes of Action in accordance with section 1123(b)(3)(B) of the Bankruptcy Code. The Plan provides, among other things, that the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date or any other provision of the Plan to the contrary, other than the Causes of Action released by the Debtors pursuant to the releases contained in the Plan, including in Article VIII of the Plan, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date.
17.The provisions regarding the preservation of Causes of Action in the Plan, including those contained in the Plan Supplement, are appropriate, fair, equitable, and reasonable and are in the best interests of the Debtors and their Estates. For the avoidance of doubt, Causes of Action released or exculpated under the Plan will not be retained by the Reorganized Debtors.
g.Lien Releases.
18.As set forth in Article VIII.B of the Plan (the “Lien Releases”), except as otherwise provided in the Exit Facility Documents, the Plan, this Confirmation Order, or any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, in satisfaction in full of the portion of the Secured Claim that is

Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, benefit, title, and interest of any Holder (and the applicable Agents of such Holder, including the Agents) of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert and, as applicable, be reassigned, surrendered, reconveyed, or retransferred to the Reorganized Debtors and their successors and assigns. Any Holder of such Secured Claim (and the applicable agents for such Holder, including the Agents) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any Cash Collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder, including the Agents) and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases. The presentation or filing of this Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.
19.To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, at the sole cost and expense of the Reorganized Debtors, such Holder (or the agent for such Holder) shall take any and all steps reasonably requested by the Debtors or the Reorganized Debtors that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf.
20.The provisions of the Lien Releases are appropriate, fair, equitable, and reasonable and in the best interests of the Debtors, their Estates, and Holders of Claims and Interests, and are hereby approved and authorized in their entirety.
21.For the avoidance of doubt, pursuant to Bankruptcy Rule 3020(c)(1), the following provisions in the Plan are hereby approved and will be effective immediately on the Effective Date without further order or action by the Bankruptcy Court, any of the parties to such release, or any other Entity: (a) the Debtor Release, (b) the Third-Party Release, (c) the Exculpation, and (d) the Injunction. The discharge, release, exculpation, injunction and all other provisions set forth in Article VIII of the Plan are hereby approved and authorized in their entirety.
K.Additional Plan Provisions—Section 1123(b)(6).
1.The other discretionary provisions of the Plan, including the Plan Supplement, are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.
L.Cure of Defaults—Section 1123(d).
1.The Debtors or Reorganized Debtors, as applicable, shall pay Cures, if any, on or prior to the Effective Date or as soon as reasonably practicable thereafter, with the amount and timing of payment of any such Cure dictated by the underlying agreements and/or the ordinary course of business among the parties thereto. Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, any objection by a counterparty to a proposed assumption, including pursuant to the Plan, or related Cure amount must be Filed, served, and actually received by counsel to the Debtors no later than the date that is thirty (30)

days after the Effective Date. Any such request that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Debtor or Reorganized Debtor, as applicable, without the need for any objection by the Debtors or Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. Any Cure costs shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors, as applicable, of the applicable Cure costs; provided that nothing in the Plan or this Confirmation Order shall prevent the Reorganized Debtors from paying any Cure despite the failure of the relevant counterparty to File such request for payment of such Cure. The Debtors or Reorganized Debtors, as applicable, also may settle any Cure costs without any further notice to or action, order, or approval of the Bankruptcy Court. Any such objection was heard by the Bankruptcy Court at the Confirmation Hearing or will be heard at such other setting as requested by the Debtors for which such objection is timely Filed. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption.
2.If there is any dispute regarding any Cure costs, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of any Cure costs shall occur (a) as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment) or (b) as may be agreed upon by the Debtors (with the consent of the Required Lenders (not to be unreasonably withheld)) or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. The Debtors (with the consent of the Required Lenders

(not to be unreasonably withheld)) and the Reorganized Debtors, as applicable, reserve the right at any time to move to reject any Executory Contract or Unexpired Lease based upon the existence of any such unresolved dispute.
3.Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and payment of any applicable Cure cost (including in the amount of $0.00, if applicable) pursuant to the Plan shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contracts or Unexpired Leases at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to this Confirmation Order, and for which any Cure has been fully paid pursuant to Article V.C of the Plan shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.
4.Entry of this Confirmation Order shall constitute the Bankruptcy Court’s finding of adequate assurance of future performance under all assumed Executory Contracts and Unexpired Leases.
XIV.Debtor Compliance with the Bankruptcy Code—Section 1129(a)(2).
1.The Debtors have complied with the applicable provisions of the Bankruptcy Code, and, thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor:
a.is eligible to be a debtor under section 109 of the Bankruptcy Code and a proper proponent of the Plan under section 1121(a) of the Bankruptcy Code;

b.has complied with the applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by Final Order of the Bankruptcy Court; and
c.has complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, the Local Rules, any applicable non-bankruptcy Law, rule, and regulation, the Scheduling Order, and all other applicable Law in transmitting the Solicitation Packages, related documents and notices, and in soliciting and tabulating the votes on the Plan.
2.The Debtors and their agents have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with respect to the offering, issuance, and distribution of recoveries under the Plan and will therefore be entitled to the protections of section 1125 of the Bankruptcy Code.
XV.Plan Proposed in Good Faith—Section 1129(a)(3).
1.The Debtors have proposed the Plan and the Restructuring Transactions (and all documents necessary to effectuate the Plan (including the Plan Supplement)) in good faith and not by any means forbidden by Law. In so determining, the Bankruptcy Court has examined the totality of the circumstances surrounding the Filing of these Chapter 11 Cases, including the Confirmation Declarations, the Plan, the Disclosure Statement, the process leading to Confirmation, including the extensive, good faith, arm’s-length negotiations among the Debtors and their stakeholders, the nearly-unanimous support of each Class of Holders of Claims entitled to vote on the Plan, and the transactions to be implemented pursuant thereto. These Chapter 11 Cases were Filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to implement the Restructuring Transactions, reorganize, and emerge from these Chapter 11 Cases with a capital and organizational structure that will allow them to conduct their business and satisfy their obligations with sufficient liquidity and capital resources.
2.The Plan is the product of good faith, arm’s-length negotiations by and among the Debtors and the Key Stakeholders, among others. The Plan itself and the process leading to its formulation provides independent evidence of the Debtors’ and such other parties’ good faith, serves the public interest, and assures fair treatment of Holders of Claims and Interests. Consistent with the overriding purpose of chapter 11, the Debtors Filed the Chapter 11 Cases with the belief that the Debtors were in need of reorganization, and the Plan was negotiated and proposed with the intention of accomplishing a successful reorganization and maximizing stakeholder value and for no ulterior purpose. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied.
XVI.Payment for Services or Costs and Expenses—Section 1129(a)(4).
1.The procedures set forth in the Plan for the Bankruptcy Court’s review and ultimate determination of the fees and expenses to be paid by the Debtors in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code.
XVII.Directors, Officers, and Insiders—Section 1129(a)(5).
1.The Plan sets forth the structure of the New Board, and the known identities of and/or the process for appointment of the New Board were disclosed in the Plan Supplement. The appointment to, or continuance in, the office of the applicable persons is consistent with the interests of Holders of Claims and Interests, and with public policy. Accordingly, the Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code.
XVIII.No Rate Changes—Section 1129(a)(6).
1.Section 1129(a)(6) of the Bankruptcy Code is not applicable to these Chapter 11 Cases. The Plan does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission.

XIX.Best Interests of Creditors—Section 1129(a)(7).
1.The liquidation analysis attached as Exhibit C to the Disclosure Statement, the Frank Declaration, and the other evidence related thereto in support of the Plan that was proffered at, prior to, or in connection with the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that Holders of Allowed Claims and Interests in each Class will recover at least as much under the Plan on account of such Claim or Interest, as of the Effective Date, as such Holder would receive if the Debtors were liquidated, on the Effective Date, under chapter 7 of the Bankruptcy Code. As a result, the Debtors have demonstrated that the Plan is in the best interests of their creditors, and the Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.
XX.Acceptance by Certain Classes—Section 1129(a)(8).
1.Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), Class 5 (General Unsecured Claims), and Class 7 (GoHealth, Inc. Preferred Stock) are the Unimpaired Classes, each of which is conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. The Voting Classes, each of which is entitled to vote on the Plan, are Impaired. As evidenced by the Voting Declaration, each of the Voting Classes has voted to accept the Plan. Class 10 (Intercompany Claims) and Class 11 (Intercompany Interests) are either Unimpaired and conclusively presumed to have accepted the Plan (to the extent Reinstated) or are Impaired and deemed to have rejected the Plan (to the extent adjusted, converted to equity, set off, distributed, contributed, or discharged, cancelled, and released), and, in either event, are not entitled to vote to accept or reject the Plan. Pursuant to the Plan, Holders of Interests in Class 9 (GoHealth, Inc. Class B Common Stock) are Impaired, receive no recovery on account of their Claims and Interests, and are deemed to have rejected the Plan. Although the Plan does not satisfy section 1129(a)(8) of the Bankruptcy Code with respect to Class 9 (GoHealth, Inc. Class B Common Stock), and Class 10 (Intercompany Claims) and Class 11 (Intercompany Interests), to the extent they are Impaired, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to Classes 9, 10, and 11. Thus, the Plan satisfies section 1129(b) of the Bankruptcy Code.
XXI.Treatment of Claims Entitled to Priority Under Section 507(a) of the Bankruptcy Code—Section 1129(a)(9).
1.The treatment of Allowed Administrative Claims, Professional Fee Claims, and Priority Tax Claims under Article II of the Plan satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.
XXII.Acceptance by at Least One Impaired, Accepting Class of Claims—Section 1129(a)(10).
1.As evidenced by the Voting Declaration, Holders of Claims in Class 3 (Super-Priority Loan Claims) and Class 4 (First Lien Claims) voted to accept the Plan by the requisite number and amount of Claims at each Debtor, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code), as specified under the Bankruptcy Code. As such, there is at least one Class of Claims that is Impaired under the Plan and has accepted the Plan. Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code are satisfied.
XXIII.Feasibility—Section 1129(a)(11).
1.The financial projections attached as Exhibit B to the Disclosure Statement, the Frank Declaration, and the other evidence supporting Confirmation proffered or adduced by the Debtors at, prior to, or in the Confirmation Declarations Filed in connection with, the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; (d) establish that the Plan is feasible and Confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan, except as provided in the Plan; and (e) establish that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan. Accordingly, the Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.
XXIV.Payment of Statutory Fees—Section 1129(a)(12).
1.Article XII.C of the Plan provides that all fees due and payable pursuant to 28 U.S.C. § 1930 and any interest thereon pursuant to 31 U.S.C. § 3717 (together, “Statutory Fees”) prior to the Effective Date will be paid by the Debtors in full in Cash on the Effective Date. After the Effective Date, the Reorganized Debtors shall be jointly and severally liable to pay and shall pay any and all Statutory Fees in full in Cash when due and payable. The Reorganized Debtors shall file with the Bankruptcy Court all monthly operating reports due prior to the Effective Date when they become due. After the Effective Date, the Reorganized Debtors shall file with the Bankruptcy Court all quarterly post-confirmation reports when they become due. The Reorganized Debtors shall remain obligated to pay Statutory Fees until the earliest of when the Chapter 11 Cases are closed, dismissed, or converted to cases under chapter 7 of the Bankruptcy Code. Statutory Fees are Allowed. The U.S. Trustee shall not be required to file any Administrative Claim or other request for payment in these cases for Statutory Fees and shall not be treated as providing any release under the Plan. Notwithstanding anything in the Plan and/or Plan Supplement to the contrary, nothing in the Plan and/or Plan Supplement shall:  (a) constitute a determination (judicial or otherwise) that future distributions in the Chapter 11 Cases are not disbursements under 28 U.S.C. § 1930; (b) otherwise exempt or shelter future distributions in the Chapter 11 Cases from 28 U.S.C. § 1930; nor (c) in any way prejudice the U.S. Trustee’s rights under 28 U.S.C. § 1930 (which rights are fully reserved and preserved). Accordingly, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.
XXV.Continuation of Retiree Benefits—Section 1129(a)(13).
1.Article IV.P of the Plan provides, pursuant to section 1129(a)(13) of the Bankruptcy Code, as of the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law. Accordingly, the Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code.
XXVI.Non-Applicability of Certain Sections—Sections 1129(a)(14), (15), and (16).
1.Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Cases. The Debtors do not owe domestic support obligations, are not individuals, and are not nonprofit corporations.
XXVII.“Cram Down” Requirements—Section 1129(b).
1.Notwithstanding the fact that the Deemed Rejecting Class and the Intercompany Classes, to the extent they are Impaired, have been deemed to have rejected the Plan, the Plan is confirmable pursuant to section 1129(b)(1) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code, other than section 1129(a)(8) of the Bankruptcy Code, have been met. Second, the Plan does not unfairly discriminate with respect to the Deemed Rejecting Class or the Intercompany Classes, to the extent they are Impaired. The Plan’s treatment of the Deemed Rejecting Class and the Intercompany Classes, to the extent they are Impaired, is proper because the Plan’s classification scheme rests on a legally acceptable rationale. Moreover, under the Plan, (a) no Holder of a Claim or Interest junior to the Deemed

Rejecting Class or the Intercompany Classes, to the extent they are Impaired, will receive any recovery under the Plan on account of such junior Claim or Interest, and (b) no Holder of a Claim or Interest in a Class senior to the Deemed Rejecting Class or the Intercompany Classes, to the extent they are Impaired, is receiving more than 100 percent on account of its Claim or Interest. Accordingly, the Plan is fair and equitable with respect to the Deemed Rejecting Class and the Intercompany Classes, to the extent they are Impaired. The Plan may therefore be confirmed even though the Deemed Rejecting Class and the Intercompany Classes, to the extent they are Impaired, have not voted to accept the Plan.
XXVIII.Only One Plan—Section 1129(c).
1.The Plan (including any previous versions thereof) is the only chapter 11 plan Filed for each of the Debtors in each of these Chapter 11 Cases and, accordingly, satisfies section 1129(c) of the Bankruptcy Code.
XXIX.Principal Purpose of the Plan—Section 1129(d).
1.As evidenced by its terms, the principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. Accordingly, the requirements of section 1129(d) of the Bankruptcy Code have been satisfied.
XXX.Not Small Business Cases—Section 1129(e).
1.The Chapter 11 Cases are not small business cases, and accordingly, section 1129(e) of the Bankruptcy Code does not apply to these Chapter 11 Cases.
XXXI.Good Faith Solicitation—Section 1125(e).
1.The Debtors, the Key Stakeholders, and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, managers, employees, advisors, and attorneys, as applicable, have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the

Bankruptcy Code, including section 1125(g), and the Bankruptcy Rules in connection with all of their respective activities relating to the support of the Plan and Consummation, including among other things, the execution, delivery, and performance of and under the Exit Facility Documents, the issuance of the New Equity Interests, execution of TRA Amendment, the use of Cash Collateral pursuant to the Cash Collateral Orders, and the solicitation of acceptances of the Plan, as applicable, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.
XXXII.Satisfaction of Confirmation Requirements.
1.Based on the foregoing, and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.
XXXIII.Likelihood of Satisfaction of Conditions Precedent to the Effective Date.
1.Each of the conditions precedent to the Effective Date, as set forth in Article IX.A of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Article IX.B of the Plan.
XXXIV.Implementation.
1.All documents and agreements necessary to implement the Plan, including those contained in the Plan Supplement, the Definitive Documents, and all other relevant and necessary or desirable documents, have been or will be negotiated in good faith and at arm’s-length, are in the best interests of the Debtors, and shall, upon completion of documentation and execution, be valid, binding, and enforceable documents and agreements not in conflict with any federal, state, or local law.

XXXV.Disclosure of Facts.
1.The Debtors have disclosed all material facts regarding the Plan, the Plan Supplement, and the adoption, execution, and implementation of the other matters provided for under the Plan involving action to be taken by or required of the Debtors.
XXXVI.Waiver of Stay.
1.Under the circumstances, it is appropriate that any stay imposed by Bankruptcy Rules 3020(e), 6004(h), 6006(d), or 7062 be waived.
XXXVII.Good Faith.
1.The Debtors have proposed the Plan in good faith, with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates for the benefit of their stakeholders. The Plan accomplishes this goal. Accordingly, the Debtors, the Released Parties, and the Exculpated Parties have been, are, and will continue to be acting in good faith within the meaning of section 1125(e) of the Bankruptcy Code if they proceed to: (a) consummate the Plan, the Restructuring Transactions, and the agreements, settlements, transactions, transfers, and other actions contemplated thereby, regardless of whether such agreements, settlements, transactions, transfers, and other actions are expressly authorized by this Confirmation Order; and (b) take any actions authorized and directed or contemplated by this Confirmation Order. The Released Parties have made a substantial contribution to the Debtors’ reorganization.
2.ORDER
3.IT IS DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:
4.Findings of Fact and Conclusions of Law. The above-referenced findings of fact and conclusions of Law are hereby incorporated by reference as though fully set forth herein and constitute findings of fact and conclusions of Law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. To the extent that any finding of fact is determined to be a conclusion of Law, it is deemed so, and vice versa.
5.Disclosure Statement. The information provided in the Disclosure Statement is adequate, and the Disclosure Statement is APPROVED in all respects.
6.Confirmation of the Plan. The Plan, a copy of which is attached hereto as Exhibit A, as may be further amended by this Confirmation Order, is approved in its entirety and CONFIRMED pursuant to section 1129 of the Bankruptcy Code. The terms of the Plan, including the Plan Supplement (including any supplements, amendments, or modifications thereof in accordance with this Confirmation Order and the Plan) and the Definitive Documents, are incorporated by reference into and are an integral part of this Confirmation Order.
7.Solicitation. The solicitation of votes on the Plan complied with the Bankruptcy Code (including section 1125(g)), the Bankruptcy Rules, and the Local Rules, and any other applicable rules, laws, and regulations, including the Securities Act, and was appropriate and satisfactory and is approved in all respects.
8.Opt-In Procedures. The Opt-In Procedures and the procedures used for tabulation of elections to opt into the Third-Party Release were appropriate and satisfactory and are approved in all respects.
9.Objections Overruled. To the extent that any objections (including any reservations of rights, joinders, or statements contained therein) to final approval of the Disclosure Statement and/or Confirmation of the Plan have not been withdrawn, waived, or settled before entry of this Confirmation Order, are not cured by the relief granted in this Confirmation Order, or have not been otherwise resolved as stated on the record of the Confirmation Hearing, all such objections (including any reservation of rights, joinders, or statements contained therein), except with respect to unresolved Cure disputes and objections to the assumption or rejection of Executory Contracts and Unexpired Leases, if any (which shall be resolved in accordance with Article V of the Plan), are hereby overruled in their entirety and on the merits.
10.All objections to Confirmation not Filed and served prior to the Objection Deadline set forth in the Confirmation Hearing Notice (as may have been extended by the Debtors), if any, are deemed waived and shall not be considered by the Bankruptcy Court.
11.Deemed Acceptance of Plan as Modified. The Debtors modified the Plan subsequent to the Petition Date to address (a) concerns raised by parties in interest and (b) certain postpetition trading of GoHealth, Inc. Class A Common Stock. The Plan modifications are immaterial and comply with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019. Accordingly, no additional solicitation or disclosure was required on account of the modifications and all Holders of Claims that voted to accept the Plan or who are conclusively presumed to accept the Plan are deemed to have accepted the Plan as modified, revised, supplemented, or otherwise amended (the “Plan Modifications”). No Holder of a Claim shall be permitted to change its vote as a consequence of the Plan Modifications.
12.Effectiveness of All Actions. All actions contemplated by, or necessary to, effectuate the Plan, including all actions in connection with the Plan Supplement, as the same may be modified from time to time prior to the Effective Date (including, without limitation, any restructuring transaction steps set forth in one or more documents contained in the Plan Supplement, including, but not limited to, the Restructuring Transactions Memorandum), are hereby authorized to be taken on, prior to, or after the Effective Date, as applicable, without further application to or order of the Bankruptcy Court, or further action by the respective officers, directors, managers, members, or equity holders of the Debtors or the Reorganized Debtors, and with the effect that such actions had been taken by the unanimous action, consent, approval, and vote of each of such officers, directors, managers, members, or equity holders.
13.On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Equity Interests, Exit Facility Documents, and New Organizational Documents, and any and all other agreements, documents, Securities, and instruments relating to the foregoing. To the fullest extent permitted by applicable law, the authorizations and approvals contemplated by Article IV of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.
14.This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, and regulations, of all states and any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments, agreements, any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by the Plan, the Plan Supplement, the Disclosure Statement, and any documents, instruments, Securities, agreements, and any amendments or modifications thereto.
15.Means for Implementation of the Plan. The provisions governing the means for implementation of the Plan set forth in Article IV of the Plan shall be, and hereby are, approved in their entirety. The Debtors are authorized to take all actions necessary or appropriate to implement the Plan on the terms set forth in Article IV. Upon the Effective Date, the Debtors or the Reorganized Debtors, as applicable, are authorized to make the payments or other distributions set forth in Article II and Article III of the Plan.
16.Incorporation by Reference. The terms and provisions of the Plan are incorporated by reference and are an integral part of this Confirmation Order. The terms of the Plan, the Plan Supplement, all exhibits thereto, this Confirmation Order, the Definitive Documents, and all other relevant and necessary documents shall, on and after the Effective Date, be binding in all respects upon, and shall inure to the benefit of, the Debtors, their Estates and their creditors and equity holders, and their respective successors and assigns, non-Debtor Affiliates, any affected third parties, all Holders of Claims, all Holders of Interests, whether known or unknown, including, but not limited to, all contract counterparties, leaseholders, Governmental Units, and any trustees, examiners, administrators, responsible officers, estate representatives, or similar Entities for the Debtors, if any, subsequently appointed in any of the Chapter 11 Cases or upon a conversion to chapter 7 under the Bankruptcy Code of any of the Chapter 11 Cases, and each of their respective Affiliates, successors, and assigns.
17.Exit Facilities. On the Effective Date, the Reorganized Debtors shall enter into the Exit Facilities, the terms, conditions, structure, and principal amount of which are set forth in the Exit Facility Documents. This Confirmation Order shall constitute (a) approval of the Exit Facilities and the Exit Facility Documents; and (b) authorization for the Debtors and the Reorganized Debtors, as applicable, to take any and all actions necessary or appropriate to consummate the Exit Facilities, including executing and delivering the Exit Facility Documents, in each case, without any further notice to or order of the Bankruptcy Court. On the Effective Date, the Exit Facilities shall be issued and distributed as provided for in the Restructuring

Transactions Memorandum and the Exit Facility Documents pursuant to, and in accordance with, the Plan.
18.On the Effective Date, all of the claims, new or existing Liens and security interests to be granted in accordance with the Exit Facility Documents (a) shall be deemed to be granted, (b) shall be legal, valid, binding, non-avoidable, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facility Documents, (c) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Facility Documents, and (d) shall not be subject to avoidance, recharacterization, or subordination (whether equitable, contractual, or otherwise) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent transfers, fraudulent conveyances or other voidable transactions under the Bankruptcy Code or any applicable non-bankruptcy law, whether foreign or domestic. To the extent provided in the Exit Facility Documents, the Exit Facility Agents are authorized to file, with the appropriate authorities, mortgages, financing statements and other documents, and to take any other action in order to evidence, validate, and perfect such Liens or security interests. The priorities of such Liens and security interests shall be as set forth in the Exit Facility Documents. The Reorganized Debtors and the persons and entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, provincial, or other law (whether foreign or domestic) that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of this Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law, regulation, order, rule, vote, consent, authorization, or approval to give notice of such Liens and security interests to third parties. The guarantees granted under the Exit Facility Documents have been granted in good faith, for legitimate business purposes and for reasonably equivalent value as an inducement to the lenders thereunder to extend credit thereunder and shall be deemed to not constitute a fraudulent conveyance or fraudulent transfer and shall not otherwise be subject to avoidance, recharacterization or subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law.
19.New Equity Interests. Reorganized GoHealth shall be authorized to issue GoHealth Preferred Interests and New Common Interests pursuant to its New Organizational Documents. The issuance of the GoHealth Preferred Interests and New Common Interests, including equity awards reserved for the Management Incentive Plan, shall be authorized as determined at the discretion of the New Board in consultation with the Chief Executive Officer of the Reorganized Debtors without the need for any further corporate, limited liability company, partnership or similar action or without any further action by any of the Debtors or Reorganized Debtors. On the Effective Date, the New Equity Interests shall be issued and distributed pursuant to, and in accordance with the Plan.
20.All of the New Equity Interests issued pursuant to the Plan shall be duly authorized and validly issued. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, including the New Organizational Documents, which terms and conditions shall bind each Entity receiving such distribution or issuance. Any Entity’s acceptance of New Equity Interests shall be deemed as its agreement to the New Organizational Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their terms, without the need for execution by any party thereto other than the applicable Reorganized Debtor(s). The issuance of the New Equity Interests will not be registered under the Securities Act and the New Equity Interests will not be listed on any national securities exchange or quoted through any automated quotation system as of the Effective Date.
21.TRA Amendment. On or before the Effective Date, certain of the Debtors and certain of the TRA Holders (as defined in the TRA) party thereto shall enter into the TRA Amendment, substantially in the form set forth in the Plan Supplement. The TRA Amendment is approved in all respects.
22.Cancellation of Instruments, Certificates, and Other Documents. On the Effective Date, except as otherwise provided in the Plan or this Confirmation Order, all notes, instruments, certificates, and other documents evidencing Claims or Interests, including credit agreements and indentures, and the Stockholders Agreement, shall automatically be deemed cancelled, discharged, and of no further force and effect, and the obligations of the Debtors thereunder or in any way related thereto shall be deemed satisfied in full, cancelled, discharged, and of no force or effect, and the Agents shall be released from all duties and obligations thereunder. Holders of, or parties to, such cancelled instruments, certificates, and other documentation will have no rights arising from or relating to such instruments, securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to the Plan or this Confirmation Order.
23.Surrender of Cancelled Instruments or Securities. On the Effective Date or as soon as reasonably practicable thereafter, each Holder (and the applicable Agents for such Holder) of a certificate or instrument evidencing a Claim or an Interest that has been cancelled in accordance with Article IV of the Plan shall be deemed to have surrendered such certificate or instrument to the Disbursing Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties with respect to one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Interest, which shall continue in effect for purposes of allowing Holders to receive distributions under the Plan, charging Liens, priority of payment, and indemnification rights. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, this paragraph shall not apply to certificates or instruments evidencing Claims or Interests that are Unimpaired under the Plan.
24.Holders of mortgages, deeds of trust, Liens, pledges, or other security interests released pursuant to Article VIII.B of the Plan shall execute such documents and take any and all other steps as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such releases, and all of the rights, titles, and interests of any Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Reorganized Debtor and its successors and assigns.
25.Indemnification. All Indemnification Provisions, consistent with applicable law, currently in place (whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, limited partnership agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the benefit of current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Debtors, as applicable, shall be (a) reinstated and remain intact, irrevocable, and shall survive the Effective Date on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Debtors than the Indemnification Provisions in place prior to the Effective Date, and (b) shall be assumed by the Reorganized Debtors; provided that nothing in the Plan or this Confirmation Order shall expand any of the Debtors’ indemnification obligations in place as of the Petition Date or constitute a finding or conclusion that any party that may seek indemnification is entitled to indemnification under the terms of such Indemnification Provisions or is intended to effectuate the survival of any indemnification obligations for any party other than those parties with rights to indemnification under such Indemnification Provisions as of the Petition Date.
26.After the Effective Date, the Reorganized Debtors will not terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies (including any “tail policy”) in effect or purchased as of the Petition Date, and all members, managers, directors, and officers of the Debtors who served in such capacity at any time prior to the Effective Date or any other individuals covered by such insurance policies, will be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, officers, or other individuals remain in such positions on or after the Effective Date.
27.Restructuring Transactions. Before, on, and after the Effective Date, the applicable Debtors, with the consent of the Required Lenders (not to be unreasonably withheld),

and the Reorganized Debtors shall enter into any transaction and shall take any actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan that are consistent with and pursuant to the terms and conditions of the Plan, including, as applicable: (a) the execution and delivery of any appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, formation, organization, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and the Plan Supplement and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and the Plan Supplement and having other terms for which the applicable parties agree; (c) the execution, delivery, and filing, if applicable, of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial law; (d) the execution, delivery, and entry into the Exit Facility Documents; (e) the issuance and distribution of the New Equity Interests as set forth in the Plan; (f) the implementation after the Effective Date of the Management Incentive Plan as determined at the discretion of the New Board in consultation with the Chief Executive Officer; (g) the execution and delivery of the New Organizational Documents and any certificates or articles of incorporation, bylaws, or such other applicable formation documents (if any) of each Reorganized Debtor (including all actions to be taken, undertakings to be made, obligations to be incurred, and fees and expenses to be paid by the Debtors and/or the Reorganized Debtors, as applicable); (h) such other transactions that, in the reasonable business judgment of the Debtors (subject to the consent of the Required Lenders (not to be unreasonably withheld)) or the Reorganized Debtors, as applicable, are required to effectuate the Restructuring Transactions, including any transactions set forth in the Restructuring Transactions Memorandum; and (i) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.
28.Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in the Plan, the Plan Supplement, this Confirmation Order, or any agreement, instrument, or other document incorporated into the Plan or Plan Supplement, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in the Reorganized Debtors, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrances and interests. On and after the Effective Date, except as otherwise provided in the Plan, this Confirmation Order, or any agreement, instrument, or other document incorporated into the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. For the avoidance of doubt, no Reorganized Debtor (including any Reorganized Debtor ultimately being wound down and liquidated in connection with the Restructuring Transactions, including as set forth in the Restructuring Transactions Memorandum) shall be treated as being liable on any Claim that is discharged pursuant to the Plan.
29.Assumption and Assignment of Contracts and Leases. The Debtors have exercised sound business judgment in determining whether to reject or assume each of their

Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, Article V of the Plan, and as set forth in the Plan Supplement.
30.The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan (including the procedures regarding the resolution of any and all disputes concerning the assumption of such Executory Contracts and Unexpired Leases) shall be, and hereby are, approved in their entirety.
31.Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable Cure pursuant to Article V.C of the Plan shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.
32.Insurance Policies. Each of the Debtors’ insurance policies (including D&O Liability Insurance Policies) and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, (a) the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims and (b) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Reorganized Debtors, and all obligations of the Debtors under such insurance policies and any agreements, documents, or instruments relating thereto, including all D&O Liability Insurance Policies, shall continue as obligations of the Reorganized Debtors.
33.Management Incentive Plan. The Reorganized Debtors are authorized to adopt and implement the Management Incentive Plan in accordance with Article IV.K of the Plan.

34.Provisions Governing Distributions. The distribution provisions of Article VI of the Plan shall be, and hereby are, approved in their entirety. Except as otherwise set forth in the Plan or this Confirmation Order, the Disbursing Agent shall make all distributions required under the Plan. The timing of distributions required under the Plan or this Confirmation Order shall be made in accordance with, and as set forth in, the Plan or this Confirmation Order, as applicable.
35.New Organizational Documents. On or immediately prior to the Effective Date, the New Organizational Documents shall be adopted or amended in a manner consistent with the Plan. To the extent required under the Plan or applicable non-bankruptcy law, rule, or regulation (whether foreign or domestic), each of the Reorganized Debtors will file its New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in its respective state, province, or country of incorporation or formation in accordance with the corporate laws of the respective state, province, or country of incorporation or formation. The New Organizational Documents will prohibit the issuance of non-voting Equity Securities, to the extent required under section 1123(a)(6) of the Bankruptcy Code. For the avoidance of doubt, the New Organizational Documents shall be included as exhibits to the Plan Supplement. After the Effective Date, each Reorganized Debtor may amend and restate its constituent and governing documents as permitted by the laws of its jurisdiction of incorporation or formation and the terms of such documents, and the Reorganized Debtors may file such amended certificates or articles of incorporation, bylaws, or other applicable formation and constituent documents as permitted by the laws of the applicable states, provinces, or countries of incorporation or formation and the New Organizational Documents without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or

Bankruptcy Rules. For the avoidance of doubt, any Holder of New Equity Interests’ acceptance of the New Equity Interests shall be deemed to constitute its agreement to be bound by the New Organizational Documents without the need for execution by any party other than the Reorganized Debtors.
36.From and after the Effective Date, all Holders of New Common Interests and GoHealth Preferred Interests shall be subject to the terms and conditions of the New Organizational Documents. On the Effective Date, the Reorganized Debtors shall enter into and deliver the New Organizational Documents to each Holder of New Common Interests and GoHealth Preferred Interests, which shall become effective and binding in accordance with their terms and conditions upon the parties thereto without further notice to or order of the Bankruptcy Court, act or action under applicable Law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity. Holders of New Common Interests and GoHealth Preferred Interests shall be deemed to have executed the New Organizational Documents and be parties thereto, without the need to deliver signature pages thereto.
37.Notice of Subsequent Pleadings. Except as otherwise provided in the Plan or in this Confirmation Order, notice of all subsequent pleadings in the Chapter 11 Cases after the Effective Date will be limited to the following parties: (a) the Reorganized Debtors and their counsel; (b) the Office of the United States Trustee for the District of Delaware (the “U.S. Trustee”); (c) counsel to the Ad Hoc TL Group; (d) counsel to the Ad Hoc Revolver Group; (e) any party known to be directly affected by the relief sought by such pleadings; and (f) any party that specifically requests additional notice in writing to the Debtors or Reorganized Debtors, as applicable, or files a request for notice under Bankruptcy Rule 2002 after the Effective Date. The Claims and Noticing Agent shall not be required to file updated service lists.

38.Discharge, Release, Exculpation, Injunction, and Related Provisions. The release, exculpation, discharge, injunction, and related provisions set forth in Article VIII of the Plan shall be, and hereby are, approved and authorized in their entirety, including, but not limited to:
a.Discharge. The Discharge set forth in Article VIII.A of the Plan is hereby approved.
b.Lien Releases. The Lien Releases set forth in Article VIII.B of the Plan are hereby approved.
c.Debtor Release. The Debtor Release set forth in Article VIII.C of the Plan is hereby approved.
d.Third-Party Release. The Third-Party Release set forth in Article VIII.D of the Plan is hereby approved.
e.Exculpation. The Exculpation set forth in Article VIII.E of the Plan is hereby approved.
f.Injunction. The Injunction set forth in Article VIII.F of the Plan is hereby approved.
39.Entry of this Confirmation Order constitutes the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, constitutes the Bankruptcy Court’s finding that the Debtor Release is: (a) in exchange for the good and valuable consideration provided by each of the Released Parties, including, without limitation, the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing the Plan; (b) a good faith settlement and compromise of the claims or Causes of Action released by the Debtor Release; (c) in the best interests of the Debtors, the Estates, and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after reasonable investigation by the Debtors and after due notice and opportunity for a hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Estates asserting any claim or Cause of Action released pursuant to the Debtor Release against any of the Released Parties.

40.Entry of this Confirmation Order constitutes the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained in the Plan, and, further, constitutes the Bankruptcy Court’s finding that the Third-Party Release is: (a) consensual; (b) essential to the Confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by each of the Released Parties, including, without limitation, the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing the Plan; (d) a good faith settlement and compromise of the claims or Causes of Action released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for a hearing; and (h) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third-Party Release, except as provided therein.
41.Preservation of Causes of Action. In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII of the Plan, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date or any other provision of the Plan to the contrary, other than the Causes of Action released by the Debtors pursuant to the releases contained in the Plan, including in Article VIII of the Plan, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date.

42.The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Person or Entity may rely on the absence of a specific reference in this Confirmation Order, the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. The Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person or Entity, except as otherwise expressly provided in the Plan, including Article VIII of the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.
43.The Reorganized Debtors reserve and shall retain such Causes of Action notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Person or Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan, including Article VIII of the Plan. The Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.
44.The provisions regarding the preservation of Causes of Action in Article IV.L of the Plan are approved in their entirety, are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors and their Estates.
45.Professional Fee Escrow Account. No later than the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals until all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full pursuant to one or more Final Orders. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed; provided that the Debtors’ and the Reorganized Debtors’ obligations to pay Allowed Professional Fee Claims shall not be limited nor be deemed limited to funds held in the Professional Fee Escrow Account. When all such Allowed amounts owing to Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be transferred to the Reorganized Debtors without any further notice to, action, order, or approval of the Bankruptcy Court.
46.Professional Fee Amount. Professionals shall reasonably estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the

Debtors before and as of the Effective Date, and shall deliver such estimate to the Debtors no later than two (2) Business Days before the Effective Date; provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors or Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional.
47.Post-Confirmation Fees and Expenses. Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, or 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. A good faith estimate of the fees owed to Professionals incurred following the Confirmation Date through the Effective Date shall be included in the Professional Fee Escrow Account and paid by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business without any further notice to or action, order or approval of the Bankruptcy Court; provided, however, that such estimate shall not be deemed to limit the amount of fees and expenses actually incurred by such Professionals.
48.Payment of Statutory Fees. All Statutory Fees due and payable prior to the Effective Date will be paid by the Debtors in full in Cash on the Effective Date. After the

Effective Date, the Reorganized Debtors shall be jointly and severally liable to pay and shall pay any and all Statutory Fees in full in Cash when due and payable. The Reorganized Debtors shall file with the Bankruptcy Court all monthly operating reports due prior to the Effective Date when they become due. After the Effective Date, the Reorganized Debtors shall file with the Bankruptcy Court all quarterly post-confirmation reports when they become due. The Reorganized Debtors shall remain obligated to pay Statutory Fees until the earliest of when the Chapter 11 Cases are closed, dismissed, or converted to cases under chapter 7 of the Bankruptcy Code. Statutory Fees are Allowed. The U.S. Trustee shall not be required to file any Administrative Claim or other request for payment in these cases for Statutory Fees and shall not be treated as providing any release under the Plan. Notwithstanding anything in the Plan and/or Plan Supplement to the contrary, nothing in the Plan and/or Plan Supplement shall:  (a) constitute a determination (judicial or otherwise) that future distributions in the Chapter 11 Cases are not disbursements under 28 U.S.C. § 1930; (b) otherwise exempt or shelter future distributions in the Chapter 11 Cases from 28 U.S.C. § 1930; nor (c) in any way prejudice the U.S. Trustee’s rights under 28 U.S.C. § 1930 (which rights are fully reserved and preserved).
49.Section 1146(a) Exemption. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (a) the issuance, Reinstatement, distribution, transfer, or exchange of any debt, Equity Security, or other interest in the Debtors or the Reorganized Debtors, as applicable; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; (e) the grant of collateral as security pursuant to the Plan; or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
50.Distributions Exempt from Securities Laws. Pursuant to section 1145 of the Bankruptcy Code, or, to the extent that section 1145 of the Bankruptcy Code is either not permitted or not applicable, section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration under the Securities Act, the offering, issuance, and distribution of the New Common Interests as contemplated in the Plan and/or the offering, issuance, and distribution of Other Securities, which includes the GoHealth Preferred Interests, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable U.S. federal, state, or local laws requiring registration prior to the offering, issuance, distribution, or sale of Securities.
51.The New Common Interests and the Other Securities to be issued under the Plan on account of Allowed Claims in accordance with, and pursuant to, section 1145 of the Bankruptcy Code will be freely transferable under the Securities Act by the recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 1145(b) of the Bankruptcy Code, and compliance with applicable securities laws and any rules and regulations of the SEC or state or local securities laws, if any, applicable at the time of any future transfer of such Securities or instruments (including, to the extent applicable, Rule 144 under the Securities Act); and (b) any restrictions on the transferability of such New Common Interests or Other Securities in the New Organizational Documents.
52.The New Common Interests and the Other Securities, if any, that may be issued pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration will be considered “restricted securities,” will bear customary legends and transfer restrictions, and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act (including, to the extent applicable, Rule 144 under the Securities Act) and subject to any restrictions on the transferability of such New Common Interests and Other Securities, if any, in the New Organizational Documents.

53.The Reorganized Debtors need not provide any further evidence other than the Plan or this Confirmation Order to any Entity (including DTC and any nominee thereof or any transfer or similar agent for the New Common Interests) with respect to the treatment of the New Common Interests and Other Securities, if any, to be issued under the Plan under applicable securities laws. DTC, any nominee thereof and any transfer or similar agent for the New Common Interests and Other Securities, if any, shall be required to accept and conclusively rely upon the Plan and this Confirmation Order in lieu of a legal opinion regarding whether the New Common Interests to be issued under the Plan are exempt from registration and/or eligible for DTC, book-entry delivery, settlement, and deposit (to the extent applicable). Notwithstanding anything to the contrary in the Plan, no Entity (including DTC, any nominee thereof and any transfer or similar agent for the New Common Interests and Other Securities, if any) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Common Interests and Other Securities, if any, to be issued under the Plan are exempt from registration.
54.Waiver of Section 341(e) Meeting and Certain Filings and Reporting. Subject to the occurrence of the Effective Date on or before August 21, 2026, the following are hereby permanently waived: (a) the requirement that the U.S. Trustee convene a meeting of creditors or equity holders pursuant to section 341(e) of the Bankruptcy Code; (b) the requirements that the Debtors file Schedules, SOFAs, and 2015.3 Reports (each as defined in the Scheduling Motion); and (c) any other requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to file any list, schedule, or statement with the Bankruptcy Court or U.S. Trustee as to any such list, schedule, or statement not filed as of the entry of this Confirmation Order.

55.Authorization to Consummate. The Debtors are authorized to consummate the Plan in accordance with its terms at any time after the entry of this Confirmation Order, subject to the satisfaction or waiver of the conditions precedent in Article IX of the Plan. The Debtors or Reorganized Debtors, as applicable, including their officers, managers, and directors (including the members of the New Board, as applicable), are hereby immediately authorized, without further application to or order of the Bankruptcy Court, to enter into and effectuate the Restructuring Transactions and to take any and all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan and the Restructuring Transactions to the extent consistent with the Plan (including the consent rights therein). To the extent not approved by the Bankruptcy Court previously, entry of this Confirmation Order shall be deemed approval of the Restructuring Transactions (including each of the transactions and related agreements contemplated thereby), and all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtors or the Reorganized Debtors, as applicable, in connection therewith are hereby effective and authorized to be taken.
56.Government Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the dissemination, implementation, or consummation of the Plan and the Disclosure Statement, any certifications, documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement.
57.Directors and Officers of Reorganized GoHealth. In accordance with Article IV.I of the Plan, on the Effective Date, the term of each of the current members of the board of directors of GoHealth, Inc. shall expire, such current directors shall be deemed to have resigned, and all of the directors for the initial term of the New Board shall be appointed in accordance with the New Organizational Documents. The known members of the New Board are identified in Exhibit F to the Plan Supplement. Except to the extent that a current director or manager on the board of directors or applicable Governing Body of the Debtors is designated to serve as a director, manager, or sole manager of a Reorganized Debtor, the current directors or managers on the board of directors or other Governing Body, or any sole manager, of the Debtors prior to the Effective Date, in their capacities as such, shall have no continuing obligations to the Debtors on or after the Effective Date, and such director or manager shall be deemed to have resigned or shall otherwise cease to be a director or manager of the Debtors on the Effective Date. Each of the directors, managers, sole managers, and officers of each of the Reorganized Debtors shall serve pursuant to the terms of the applicable New Organizational Documents of such Reorganized Debtor and may be designated, replaced, or removed in accordance with such New Organizational Documents. The manner of selection of the officers, directors, or trustees (or any successor of any officer, director, or trustee) of the Reorganized Debtors is consistent with the interests of all Holders of Claims and Interests and with public policy.
58.Post-Confirmation Modifications. Without the need for further order or authorization of the Bankruptcy Court, the Debtors or the Reorganized Debtors, as applicable, are authorized and empowered to make any and all modifications to any and all documents that are necessary to effectuate the Plan that do not materially modify the terms of such documents and are consistent with the Plan until the occurrence of the Effective Date.

59.Applicable Nonbankruptcy Law. To the fullest extent permitted by applicable law, the provisions of this Confirmation Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy Law.
60.Notices of Confirmation and the Effective Date. The Reorganized Debtors shall file and serve notice of entry of this Confirmation Order and the occurrence of the Effective Date, substantially in the form attached hereto as Exhibit B (as may be revised, the “Notice of Effective Date”), in accordance with Bankruptcy Rules 2002 and 3020(c) on all holders of Claims and Interests within ten Business Days after the Effective Date. Notwithstanding the above, no notice of Confirmation or Consummation or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed the Confirmation Hearing Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. The Notice of Effective Date is adequate under the particular circumstances of the Chapter 11 Cases and no other or further notice is necessary.
61.The Notice of Effective Date shall constitute sufficient notice of the entry of this Confirmation Order to any filing and recording officers and shall be a recordable instrument notwithstanding any contrary provision of applicable nonbankruptcy law.
62.Failure of Consummation. If Consummation does not occur, the Plan and the findings in this Confirmation Order shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (a) constitute a waiver or release by the Debtors or any Holder of Claims, Liens, or Interests of any Claim, Lien, or Interest; (b) prejudice in any manner the rights of the Debtors, any Holders of Claims or Interests, or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity, respectively.
63.Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101(2) and 1127 of the Bankruptcy Code.
64.Immediate Binding Effect; Waiver of Stay. Subject to Article IX.A of the Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(h), 6006(d), 7062, 9014, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan (including, for the avoidance of doubt, the documents and instruments contained in the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Holders of Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims or Interests shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or Interest has voted on the Plan.
65.For good cause shown, the requirements under Bankruptcy Rule 3020(e) that an order confirming a plan is stayed until the expiration of 14 days after entry of the order are waived. This Confirmation Order shall be effective and enforceable immediately upon its entry by the Bankruptcy Court and shall not be stayed pursuant to the Bankruptcy Code, Bankruptcy Rules 3020(e), 6004(h), 6006(d), or 7062, any Local Rules, or otherwise.

66.Provisions Regarding Governmental Units. Notwithstanding anything in the Plan to the contrary, nothing shall enjoin or prohibit any Governmental Unit from seeking payment from the Debtors or disputing the Debtors’ treatment of a Claim by the date established in section 502(b)(9) of the Bankruptcy Code.
67.Provisions Regarding the United States of America. As to the United States of America, and any agencies or instrumentalities thereof (collectively, the “United States”), nothing in this Confirmation Order or other Definitive Documents shall discharge or release the Debtors, the Reorganized Debtors, or any non-Debtor from any right, defense, Claim, liability, or Cause of Action of the United States (a “USG Claim”), or otherwise enjoin, preclude, impair, or affect the ability of the United States to pursue any USG Claim against any Debtor, Reorganized Debtor, or non-Debtor, including but not limited to, the Claims asserted in that certain case titled United States ex rel. Andrew Shea v. eHealth, Inc., No. 1:21-cv-11777-DJC (D. Mass. Nov. 2, 2021) (the “DOJ Complaint”). All USG Claims shall survive these Chapter 11 Cases as if they had not been commenced and be determined in the ordinary course of business, including in the manner and by the administrative or judicial tribunals in which such rights, defenses, Claims, liabilities, or Causes of Action would have been resolved or adjudicated if these Chapter 11 Cases had not been commenced; provided, however, that nothing in this Confirmation Order or the Definitive Documents shall impair, prejudice, waive, or otherwise alter any legal or equitable rights, defenses, claims, or Causes of Action of the Debtors, the Reorganized Debtors or any non-Debtor under bankruptcy or non-bankruptcy law (including, but not limited to, any setoff or recoupment rights and defenses) with respect to any such right, defense, Claim, liability, or Cause of Action of the United States, including, but not limited to, with respect to the DOJ

Complaint, nor shall anything be construed to limit or expand the scope of section 1125(e) of the Bankruptcy Code.
68.Without limiting the foregoing, nothing in this Confirmation Order or the Definitive Documents shall:
a.require the United States to file any proofs of Claim or Administrative Claims in these chapter 11 cases for any USG Claim;
69.
b.release, nullify, preclude, or enjoin the enforcement of any police or regulatory power;
c.affect or impair any setoff or recoupment rights or defenses of the United States and any such rights and defenses thereto are expressly preserved;
70.
d.authorize the assumption, assignment, sale or other transfer of any federal (i) grants, (ii) grant funds, (iii) contracts, (iv) agreements, (v) awards, (vi) task orders, (vii) property, (viii) intellectual property, (ix) patents, (x) leases, (xi) certifications, (xii) applications, (xiii) registrations, (xiv) billing numbers, (xv) national provider identifiers, (xvi) provider transaction access numbers, (xvii) licenses, (xviii) permits, (xix) covenants, (xx) inventory, (xxi) guarantees, (xxii) indemnifications, (xxiii) data, (xxiv) records, or (xxv) any other interests belonging to the United States (collectively, “Federal Interests”) without compliance with all terms of the Federal Interests and with all applicable non-bankruptcy law;
71.
e.set cure amounts with respect to any Federal Interests;
f.require the United States to novate, approve, or otherwise consent to the transfer or assignment of any of the Federal Interests;
72.
g.constitute or be deemed an approval or consent by the United States;
h.waive, alter, or otherwise limit the United States’ property rights;
73.
i.be construed as a compromise or settlement of any USG Claim;
74.
j.modify the scope of section 525 of the Bankruptcy Code; or
75.
k.waive any right, interest, dividends, or accruals on Plan distributions to which the United States is entitled under the Bankruptcy Code.
76.

77.In the event of an inconsistency or conflict between any provision of the Definitive Documents and any provision of this Confirmation Order, as to the United States, the provisions of this Confirmation Order and federal law shall govern. For the avoidance of doubt, the United States is not a Releasing Party and has not opted in to the releases set forth in the Plan.
78.Provisions regarding TogetherHealth. Notwithstanding anything to the contrary herein or any other Definitive Document, no later than the Effective Date of the Plan, the Debtors shall: (a) pay to CFCo, LLC, as assignee of TogetherHealth Insurance, LLC, and its Affiliates (collectively “TogetherHealth”) all accrued and unpaid amounts due and owing to TogetherHealth under the TogetherHealth Agreements (as defined below), including without limitation two million four hundred thousand dollars ($2,400,000) due and owing as of July 10, 2026, pursuant to the Confidential Settlement, Release, and Payment Agreement dated as of December 5, 2025 (the “Settlement Agreement”), in immediately available funds pursuant to wire instructions provided by CFCo, LLC, and (b) cure all defaults, provide adequate assurance of future performance under, and assume in full all executory TogetherHealth Agreements, including without limitation the Settlement Agreement. Upon the Effective Date of the Plan, all obligations of the Debtors under the TogetherHealth Agreements shall be and become obligations of the Reorganized Debtors, including without limitation the obligation to pay CFCo, LLC, promptly when due all amounts owing to TogetherHealth thereunder. Nothing in the Plan or any other Definitive Document shall operate as a discharge, waiver, release or other impairment of any Claim of TogetherHealth, or CFCo, LLC, against any Debtor, Reorganized Debtor, or any other party. As used herein, “TogetherHealth Agreements” means any agreement between TogetherHealth and any Debtor, including without limitation the Master Services

Agreement dated as of October 16, 2017, any Statements of Work issued thereunder, the TogetherHealth Wind-Down Agreement dated as of August 3, 2022, and the Settlement Agreement, in each case as amended from time to time, and in each case whether or not “executory” within the meaning of the Bankruptcy Code.
79.Headings. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose.
80.References to and Omissions of Plan Provisions. References to articles, sections, and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan. The failure to specifically include or to refer to any particular article, section, or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, it being the intent of the Bankruptcy Court that the Plan be confirmed in its entirety, except as expressly modified herein, and incorporated herein by this reference.
81.Effect of Conflict. This Confirmation Order supersedes any Bankruptcy Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall govern and control.
82.Nonseverability. This Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with Article XII.K of the Plan is:  (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ (or Reorganized Debtors’) and Required Lenders’ consent; and (c) nonseverable and mutually dependent.

83.First Day Relief. Notwithstanding anything contained in this Confirmation Order, but subject to paragraph 163 of this Confirmation Order, the relief granted pursuant to the Bankruptcy Court’s “first day” or “second day” orders, including without limitation, the Final Cash Collateral Order, shall remain in full force and effect in accordance with their terms through the Effective Date.
84.Reporting. Notwithstanding anything to the contrary in this Confirmation Order or the Plan, upon entry of this Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, shall have no obligation to provide any reports to any parties otherwise required under the “first” and “second” day orders entered in the Chapter 11 Cases, including the Cash Collateral Orders.
85.Final Order. For good cause shown, the stay of this Confirmation Order provided by any Bankruptcy Rule is waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by this Bankruptcy Court. Notwithstanding anything in the Plan or this Confirmation Order to the contrary, this Confirmation Order is a “Final Order” within the meaning given to that term in the Plan and shall take effect immediately, be effective and enforceable immediately upon entry, and its provisions shall be self executing, and the period in which an appeal must be filed shall commence upon the entry of this Confirmation Order.
86.Continued Effect of Stays and Injunctions. Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court that is in existence on the Confirmation Date (excluding any injunctions or stays contained in the Plan or this Confirmation Order) shall remain in full force and effect until the Effective Date.

All injunctions or stays contained in the Plan or this Confirmation Order (including the Injunction) shall remain in full force and effect from and after the Effective Date in accordance with their terms.
87.Retention of Jurisdiction. The Bankruptcy Court may properly, and upon the Effective Date, to the full extent set forth in the Plan and otherwise consistent with applicable law and subject to the terms of applicable Plan Supplement documents, shall, retain jurisdiction over all matters arising out of, and related to, these Chapter 11 Cases, including (to the extent consistent with applicable law) the matters set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code; provided, however, that consistent with Article VII of the Plan, the Reorganized Debtors may resolve any disputes with respect to the Allowed amount of a Holder’s Claims through judicial means outside the jurisdiction of this Bankruptcy Court to the extent any such dispute cannot be resolved consensually.

Exhibit A
Plan

Exhibit B
Notice of Effective Date

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
GOHEALTH, INC., et al.,[1]	)	Case No. 26-10914 (TMH)
)
Debtors.	)	(Jointly Administered)
)

NOTICE OF (I) ENTRY OF THE CONFIRMATION ORDER AND (II) OCCURRENCE OF EFFECTIVE DATE
PLEASE TAKE NOTICE that on [●] [●], 2026, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered the Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement For, and Confirming, the Amended Joint Prepackaged Chapter 11 Plan of GoHealth, Inc. and Its Debtor Affiliates and (II) Granting Related Relief [Docket No. [●]] (the “Confirmation Order”),2 which approved the Disclosure Statement and confirmed the Plan of the above-captioned debtors and debtors in possession (the “Debtors”).
PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan occurred on [●], 2026.
PLEASE TAKE FURTHER NOTICE that the Confirmation Order, the Plan, and copies of all documents filed in these chapter 11 cases are available free of charge by visiting www.bankruptcy.angeiongroup.com/gohealth or by calling the Debtors’ restructuring information line at (877)-583-1578 (Toll-free from US / Canada) or +1 (332)-284-1398 (International). You may also obtain copies of any pleadings filed in these chapter 11 cases for a fee via PACER at: www.deb.uscourts.gov.
PLEASE TAKE FURTHER NOTICE that the terms of the Confirmation Order and the Plan (which, for the avoidance of doubt, includes the Plan Supplement and all exhibits and documents related thereto) are binding upon the Debtors, the Reorganized Debtors, any and all Holders of Claims or Interests (irrespective of whether Holders of such Claims or Interests are deemed to have accepted the Plan); all Entities that are parties to or are subject to the settlements,
1    The Debtors in these chapter 11 cases, along with the last four digits of the Debtors’ federal tax identification numbers, are: GoHealth, Inc. (3805); Blizzard Midco, LLC (3732); Connected Benefits, LLC (2162); e-TeleQuote Insurance, Inc. (2336); ETQ Holdings, LLC (8260); GoHealth Holdings, LLC (3653); GoHealth, LLC (5175); and Norvax, LLC (3063). The location of the Debtors’ service address for purposes of these chapter 11 cases is: 222 West Merchandise Mart Plaza, Suite 1750, Chicago, Illinois 60654.
2     Capitalized terms used but not defined herein have the meanings given to such terms in the Amended Joint Prepackaged Chapter 11 Plan of GoHealth Inc. and Its Debtor Affiliates, attached to the Confirmation Order as Exhibit A (the “Plan”).

compromises, releases, discharges, and injunctions described in the Plan; each Entity acquiring property under the Plan; and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.
PLEASE TAKE FURTHER NOTICE that, in accordance with Article IV.B of the Plan, on the Effective Date, certain of the Debtors and other applicable parties engaged in a series of Restructuring Transactions, as set forth in the Restructuring Transactions Memorandum.
PLEASE TAKE FURTHER NOTICE THAT all final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court.

[Remainder of page intentionally left blank.]

2

Dated: [●], 2026
Wilmington, Delaware

/s/ DRAFT
PACHULSKI STANG ZIEHL & JONES LLP	KIRKLAND & ELLIS LLP
Laura Davis Jones (DE Bar No. 2436)	KIRKLAND & ELLIS INTERNATIONAL LLP
James E. O’Neill (DE Bar No. 4042)	Anup Sathy, P.C.
Edward A. Corma (DE Bar No. 6718)	Alexandra F. Schwarzman, P.C. (admitted pro hac vice)
919 North Market Street, 17th Floor	David R. Gremling (admitted pro hac vice)
Wilmington, Delaware 19801	333 West Wolf Point Plaza
Telephone: (302) 652-4100	Chicago, Illinois 60654
Facsimile: (302) 652-4400	Telephone: (312) 862-2000
Email: ljones@pszjlaw.com	Facsimile: (312) 862-2200
joneill@pszjlaw.com	Email: anup.sathy@kirkland.com
ecorma@pszjlaw.com	alexandra.schwarzman@kirkland.com
dave.gremling@kirkland.com

Proposed Co-Counsel for the Debtors and Debtors in Possession	Proposed Co-Counsel for the Debtors and Debtors in Possession